UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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CONNECTICUT WATER SERVICE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Connecticut Water Service, Inc.
93 West Main Street
Clinton, CT 06413
March 28, 2013
Dear Shareholder:
You are cordially invited to the Annual Meeting of Shareholders of Connecticut Water Service, Inc., scheduled to be held on Thursday, May 9, 2013, at the Madison Beach Hotel, 94 W. Wharf Road, Madison, Connecticut, beginning at 2:00 P.M.
At the meeting, you will be asked to: (1) elect four directors; (2) provide the Board with your advisory vote on the Company's executive compensation program; (3) approve amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to reduce the supermajority voting thresholds from 80% to 66 2/3rds% and decrease the minimum number of directors on the Board from nine (9) to seven (7); (4) approve an amendment to our Bylaws to increase the retirement age for directors from seventy (70) to seventy-two (72); and (5) ratify the appointment of our independent auditors.
In addition to the specific matters to be voted on, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest to shareholders. This year, your Board of Directors has considered and approved three very important amendments to the Company's existing corporate governance practices: certain supermajority voting provisions set forth in our Certificate of Incorporation and Bylaws, the minimum size of our Board of Directors and the mandatory retirement age for directors. These important proposals, which include the Board's supporting rationales and voting recommendations, are each described in the accompanying proxy materials. I urge you to carefully read each of these corporate governance proposals and the other important information set forth in the accompanying proxy materials and cast your vote with respect to each proposal.
It is important that your shares are represented and voted at the meeting, regardless of the number of shares you own or whether you plan to attend. We have elected this year to provide all of our shareholders with a full set of printed copies of our proxy materials. Accordingly, please vote by mail, telephone, or Internet. It is also very helpful to us if you would call and let us know if you plan to attend the Annual Meeting. Please call 860-664-6015, and provide your name, address, and telephone number. Directions to the Annual Meeting are printed on the back of the proxy statement and available on the Company’s website. Your Board and executive officers look forward to personally meeting you.
Your interest and participation in the affairs of the Company are appreciated.
Sincerely,
ERIC W. THORNBURG
Chairman, President and Chief Executive Officer

CONNECTICUT WATER SERVICE, INC.
Notice of Annual Meeting of
Shareholders and Proxy Statement
May 9, 2013
The Annual Meeting of Shareholders of Connecticut Water Service, Inc. will be held on Thursday, May 9, 2013, at the Madison Beach Hotel, 94 W. Wharf Road, Madison, Connecticut 06443, beginning at 2:00 PM for the following purposes:

1. To elect four nominees for the Board;

2. To approve a non-binding advisory resolution regarding the compensation of our named executive officers;

3. To approve an amendment to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to reduce the supermajority voting thresholds from 80% to 66 2/3rds%;

4. To approve an amendment to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to decrease the minimum number of directors that may comprise the Board of Directors from nine (9) to seven (7);

5. To approve an amendment to our Amended and Restated Certificate of Incorporation and Amended and Restated
Bylaws to increase the maximum retirement age for directors from seventy (70) to seventy-two (72);

6. To ratify the appointment by the Audit Committee of ParenteBeard LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

7. To transact such other business as may properly come before the meeting.

Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 12, 2013 are entitled to vote at this meeting.
Shareholders are cordially invited to attend the meeting in person.
By order of the Board of Directors,
KRISTEN A. JOHNSON
Vice President, Human Resources and Corporate Secretary
Shareholders can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.
YOU CAN VOTE IN ONE OF THREE WAYS:

1. use the toll-free number on your proxy card to vote by phone;

2. visit the website noted on your proxy card to vote via the Internet; or

3. you may sign, date and return your proxy card, or a printed copy from the website, in the enclosed postage-paid envelope to vote by mail.
Shareholders are invited to visit the Corporate Governance section of our website at http://www.ctwater.com
and the following website until 11:59 P.M. on May 8, 2013: www.proxyvote.com. (Shareholders will need the 12 digit control number from the proxy card to view proxy materials at www.proxyvote.com)

Table of Contents

General Information and Voting of Shares	1
Frequently Asked Questions	1
PROPOSAL (1) — THE ELECTION OF THE FOUR NOMINEES FOR THE BOARD	4
Class I — Nominees for Election at the Meeting Whose Terms Expire in 2016	7
Class III — Nominee for Election at the Meeting Whose Term Expires in 2015	8
Class II — Directors Continuing in Office Whose Terms Expire in 2014	9
Class III — Directors Continuing in Office Whose Terms Expires in 2015	10
Corporate Governance	11
Board Leadership Structure	11
Board Role in Risk Oversight	11
Board Independence	12
Board Committees and Responsibilities	12
Board Committee Membership and Functions	12
The Board Nomination Process	13
The 2012 Nomination Process	13
Shareholder Recommendations	14
Mandatory Retirement	14
Stock Ownership	14
Communications with Directors	15
Certain Relationships and Related Person Transactions	15
Practices and Policies for Review and Approval of Related Persons Transactions	16
Code of Conduct	16
Director Compensation	16
Compensation Committee Interlocks and Insider Participation	18
Security Ownership of Certain Beneficial Owners and Management	18
Section 16(a) Beneficial Ownership Reporting Compliance	19
Other Security Holders	19
EXECUTIVE COMPENSATION	20
Equity Compensation Plan Information	20
COMPENSATION DISCUSSION AND ANALYSIS	21
Anti-Hedging	36
COMPENSATION COMMITTEE REPORT	36
Risk Assessment	36
ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION	37
2012 Summary Compensation Table	37
Grants of Plan-Based Awards for 2012	39
Outstanding Equity Awards at Fiscal Year-End 2012	39
Material Features of Equity Based Awards	39
2012 Option Exercises and Stock Vested	40
Change-in-Control and Termination Agreements	40
Post-Termination Payments and Benefits	41
2012 Change-in-Control Summary	42
Pension Benefits Table for 2012	45
Retirement Plans	45
Non-qualified Deferred Compensation Table for 2012	46

PROPOSAL (2) — THE NON-BINDING ADVISORY RESOLUTION REGARDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	47
PROPOSAL (3) – TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO REDUCE THE SUPERMAJORITY VOTING THRESHOLDS	49
PROPOSAL (4) – TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO DECREASE THE MINIMUM NUMBER OF DIRECTORS THAT MAY COMPRISE THE BOARD OF DIRECTORS	51
PROPOSAL (5) – TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED BYLAWS TO INCREASE THE RETIREMENT AGE OF THE BOARD OF DIRECTORS	52
AUDIT COMMITTEE REPORT	53
PROPOSAL (6) — THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF PARENTEBEARD LLC	54
Former Principal Public Accountant’s Fees and Services	55
Other Matters	56
Householding of Annual Meeting Materials	56
REQUIREMENTS AND DEADLINES FOR PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS	56
APPENDICES
Directions to the Madison Beach Hotel	Back Cover

Connecticut Water Service, Inc.
Proxy Statement
2013 Annual Meeting of Shareholders
General Information and Voting of Shares
This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of Connecticut Water Service, Inc. (the “Company”, "we", "us", "our") for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Madison Beach Hotel, 94 W. Wharf Road, Madison, Connecticut, at 2:00 P.M., on May 9, 2013. In that regard, this Proxy Statement, the Company’s 2012 Annual Report to Shareholders and the Company’s Annual Report on Form 10-K are being mailed to our record and beneficial shareholders on or about April 1, 2013. In addition to this solicitation by mail, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $10,000 plus expenses, which will be paid by the Company.
We are mailing a full set of our printed proxy materials to our record and beneficial shareholders on or about April 1, 2013. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials at www.proxyvote.com.
Frequently Asked Questions
What is the purpose of the Annual Meeting of Shareholders?
Shareholders are asked to consider and vote upon:

1. To elect four nominees for the Board;

2. To approve a non-binding advisory resolution regarding the compensation of our named executive officers;

3. To approve an amendment to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to reduce the supermajority voting thresholds from 80% to 66 2/3rds%;

4. To approve an amendment to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to decrease the minimum number of directors that may comprise the Board of Directors from nine (9) to seven (7);

5. To approve an amendment to our Amended and Restated Bylaws to increase the retirement age for directors from seventy (70) to seventy-two (72);

6. To ratify the appointment by the Audit Committee of ParenteBeard LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

7. To transact such other business as may properly come before the meeting.
How is a quorum determined for the Annual Meeting?
Under Connecticut law, holders of our Common Stock and Cumulative Preferred Stock — Series A may take action on a matter at the Annual Meeting only if a quorum exists with respect to that matter. With respect to each of Proposals No. 1 through 6, a majority of the votes entitled to be cast on each matter by holders of our Common Stock and Cumulative Preferred Stock — Series A will constitute a quorum for action on that matter. For this purpose, only shares of our Common Stock and Cumulative Preferred Stock — Series A held by those persons present at the Annual Meeting or for which proxies are properly provided by telephone, Internet or in writing and returned to the Company as provided herein will be considered to be represented at the Annual Meeting. All shares of our Common Stock and Cumulative Preferred Stock — Series A represented at the Annual Meeting will be counted for quorum purposes without regard to abstentions or broker non-votes as to any particular item.
Who is entitled to vote?
Holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 12, 2013 are entitled to notice of and to vote at the Annual Meeting. On March 1, 2013, the Company had outstanding 10,970,895 shares of Common Stock, 15,000 shares of Cumulative Preferred Stock — Series A, $20 par value, and

29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock — Series A is entitled to one vote on all matters coming before the Annual Meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value, have no general voting rights.
What is the difference between holding shares as a shareholder of record and in “street name”?
About four-fifths of the Company's shareholders hold their shares in “street name.” “Street name” refers to the predominant form of public company share ownership in the United States, whereby investors indirectly own, through banks, brokers and other intermediaries, the companies’ publicly-traded shares. Under Connecticut law, only the legal owners of stock on the record date are entitled to vote shares or grant proxies in connection with a shareholder meeting. Some of the key differences between these forms of ownership are described below.
Shareholder of record — If your shares are registered directly in your name with our transfer agent, the Registrar and Transfer Company, you are considered the shareholder of record, and these proxy materials are being sent directly to you by an agent on behalf of the Company. You have the right to grant your voting proxy to the Company or to vote in person at the Annual Meeting. You may vote by any of the methods described below.
Owning shares in “street name” — If your shares are held in a securities brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered to be the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and are invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee on how to vote your shares.
How do I vote?
Shareholders of record and most shareholders holding shares in “street name” can vote in any of the following ways:
(1) You can vote through the Internet: Available to shareholders of record and through most brokers or nominees by going to the website listed on your proxy card or voting instruction card. You will need to follow the instructions on your proxy card or voting instruction card and the website.
(2) You can vote by telephone: Available to shareholders of record and through most brokers or nominees by calling the toll-free number on your proxy card or voting instruction card. You will need to follow the instructions on your proxy card or proxy instruction card and follow the voice prompts.
(3) You can vote by mail: Available to shareholders of record and through brokers or nominees who received printed copies of proxy materials by signing, dating and returning your printed proxy card or voting instruction card in the enclosed postage-paid envelope provided.
(4) You can vote in person at the Annual Meeting: Shareholders of record may deliver their completed proxy card in person at the Annual Meeting of Shareholders or by completing a ballot available upon request at the meeting. Shareholders owning shares in “street name” must obtain a “legal proxy” from the holder of record in order to vote in person at the meeting.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you do not need to return your proxy card.
Can I change my vote?
Yes. You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a later-dated proxy, submitting a later vote by telephone or the Internet, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously-granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for shares in “street name” by submitting new voting instructions to your broker or nominee.
How is my vote counted?
If you are a registered shareholder and you vote on a director nominee or on one or more of the other proposals described herein by selecting one of the options available on the proxy card or via Internet or telephone voting methods, the proxy will be voted as you have specified. However, if you do not specify your intentions on a director nominee or on one of the other proposals described herein then your vote will be counted FOR election of that director nominee or FOR the other proposals described herein.

What is a broker non-vote?
If your shares are held in “street name,” you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of establishing a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).
If you are a beneficial owner whose shares are held on the record date by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares only on the ratification of the appointment of ParenteBeard LLC even if the broker does not receive voting instructions from you. Important Information: An important change became effective in 2011 regarding broker non-votes and votes on executive compensation and certain other matters due to the passage of The Dodd-Frank legislation. These rules do not permit brokers to vote in the advisory votes for executive compensation and other non-routine proposals if the broker has not received instructions from its customer, the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares on these very important proposals:
•The election of the four nominees for the Board;

•The non-binding advisory resolution regarding approval of the compensation of our named executive officers;

•	The amendment of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to reduce the supermajority voting thresholds contained therein from 80% to 66 2/3rds%;

•
The amendment of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to decrease the minimum number of directors that may comprise the Board from nine (9) to seven (7); and

•	The amendment of our Amended and Restated Bylaws to increase the retirement age for directors from seventy (70) to seventy-two (72).
We recommend that you contact your broker to assure that your shares will be properly voted.
Regardless of how you choose to vote, your interest in the affairs of Connecticut Water Service, Inc. is important and we encourage you to vote promptly on each of these very important proposals.
How will abstentions and broker non-votes be counted?
All shares of Common Stock and Cumulative Preferred Stock — Series A represented at the Annual Meeting will be counted for quorum purposes without regard to broker non-votes and abstentions. Broker non-votes and proxies marked to abstain or withhold from voting with respect to any proposal to be voted upon at the Annual Meeting generally are not considered for purposes of determining the tally of votes cast for or against such proposal and, therefore, will not affect the outcome of the voting with regard to any proposal, except with respect to each of Proposals 3, 4 and 5 (the “Corporate Governance Amendments”), broker non-votes and abstentions will have the same effect as a vote against each such Proposal because each of these Proposals, in order to be adopted, must be approved by a supermajority vote of the voting power of all outstanding shares of the Company's Voting Stock, as more fully described below.
What vote is needed to elect the four directors?
Under Connecticut law, the election of directors requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the Annual Meeting. Proxies may be voted only for the number of the nominees named by the Board of Directors.
What vote is needed to approve the non-binding advisory resolution regarding the compensation of our named executive officers?
Under Connecticut law, the approval of the non-binding advisory resolution regarding the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

What vote is needed to approve Proposals 3, 4 and 5,of the Corporate Governance Amendments?
Under Article FIFTH of our Certificate of Incorporation and Article VIII of our Bylaws, each of the Corporate Governance Proposals require the affirmative vote of more than a simple majority of votes cast by shareholders (a “supermajority” voting requirement) in order for each Proposal to be approved by our shareholders.

In each case, the supermajority voting provisions require that the proposal receive the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the then-outstanding shares of all classes and series of the Company's capital stock entitled to vote generally in the election of directors (“Voting Stock”).

What vote is needed to ratify the Audit Committee’s appointment of ParenteBeard LLC as our independent registered public accountants for 2013?
The ratification of the appointment by the Audit Committee of ParenteBeard LLC requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

What are the voting recommendations of the Board?
For the reasons set forth below and in more detail later in this proxy statement, THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES AS FOLLOWS:

1.	FOR the election of the four nominees for the Board;

2.	FOR the non-binding advisory resolution regarding approval for the Compensation of our named executive officers;

3.	FOR amending our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to reduce the supermajority voting thresholds contained therein from 80% to 66 2/3rds%;

4.	FOR amending our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to decrease the minimum number of directors that may comprise the Board from nine (9) to seven (7);

5.	FOR amending our Amended and Restated Bylaws to increase the maximum retirement age for directors from seventy (70) to seventy-two (72); and

6.	FOR the ratification of the appointment by the Audit Committee of ParenteBeard LLC, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.
The Board does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in these proposals and the notice of Annual Meeting of Shareholders. However, if other matters are presented, the persons named in the proxy intend to vote on such matters in accordance with their judgment.
Who counts the votes?
Representatives of Broadridge Financial Solutions, Inc. will tally the votes and certify the results.
When and how will the voting results be published?
We will announce the preliminary voting results at the Annual Meeting of Shareholders and in a press release, and will file a Current Report on Form 8-K containing the final voting results with the SEC within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

PROPOSAL (1) — THE ELECTION OF FOUR NOMINEES FOR THE BOARD

Currently, the Company’s Amended and Restated Certificate of Incorporation provides for a Board of no less than nine or no more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. By Proposal 4 on this proxy statement, the Company is seeking shareholder approval to amend Article FIFTH of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to decrease the minimum number of directors that may comprise the Board from nine (9) persons to seven (7) persons. The directors are divided into three classes, I, II and III, as nearly equal in number as practicable, with members to hold office until their successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings. During the majority of 2012, the Board consisted of nine persons.

Connecticut Water Service Inc.'s regulated water utility companies, The Connecticut Water Company, The Maine Water Company, and the Biddeford and Saco Water Company, are committed to delivering life sustaining, high quality water service to families and communities while providing a fair return to the Company's shareholders. The Company's Directors are committed to this critical mission and work diligently to identify and recruit high quality individuals to represent our shareholders. A cornerstone in selecting effective directors is setting relevant qualifications for the current and future needs of the Board and Company.

Director Qualifications
Directors are responsible for overseeing the Company's business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. Generally, the Corporate Governance Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function.

Qualifications for All Directors
In its assessment of each potential candidate, the Corporate Governance Committee considers the potential nominee's judgment, integrity, experience, independence, understanding of the Company's business or other related industries and such other factors the Corporate Governance Committee determines are relevant in light of the current needs of the Board. The Corporate Governance Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Company. The Board and the Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate critical thinking, familiarity with and respect for corporate governance requirements and practices, clear business ethics, an appreciation for diversity and a commitment to sustainability. In addition, the Board conducts interviews of potential director candidates to assess intangible qualities, including the individual's ability to ask tough, perceptive questions and, simultaneously, to work collegially. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.
The Corporate Governance Committee recommended, and the Board selected, the four nominees listed below for election: Ms. Heather Hunt, Mr. Arthur C. Reeds and Mr. Eric W. Thornburg as Class I nominees and one nominee for Class III director, Ms. Judith E. Wallingford, who was appointed a director on September 26, 2012, following former Lead Director Donald S. Wilbur's retirement in May 2012. Each Class I nominee is currently serving as a Class I director whose term expires at the 2013 Annual Meeting. If elected, each Class I nominee will serve a three-year term of office that will expire at the Annual Meeting of shareholders in 2016. The nominee for Class III director will serve a two-year term of office that will expire at the Annual Meeting of shareholders in 2015. Ms. Hunt, Mr. Reeds, Mr. Thornburg and Ms. Wallingford have consented to being named in this proxy statement and will serve as directors, if elected. Of the remaining directors, the Class II terms of Directors Hanley, Kachur and Lentini will expire in 2014. The Class III terms of Directors Thibdaue and Wallace will expire, along with Ms. Wallingford's term, if elected at the Annual Meeting in 2015. The Board has fixed the number of directorships for the ensuing year at nine. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The following table summarizes the key qualifications, skills and attributes that the Board and Corporate Governance Committee looks for its current and potential directors collectively to serve the needs of the Company and shareholders.

Director Name	E. W. Thornburg	A. C. Reeds	H. Hunt	C. P. Wallace	L. J. Thibdaue	D. A. Lentini	M. G. Kachur	M. Hanley	J. E. Wallingford
Years on Board	7	14	7	10	13	12	11	14	1
Executive Leadership	X	X		X		X	X		X
Finance/Capital Management	X	X		X	X	X	X		X
Financial Expertise/Literacy	X	X		X	X	X	X	X	X
Investments		X				X	X
Utility Industry/Regulatory	X		X		X				X
Strategic Planning	X	X	X	X	X	X	X	X	X
Corporate Governance	X	X	X	X		X	X	X	X
Government Relations	X		X		X	X		X	X
Executive Compensation	X			X		X	X
Public Affairs & Communications	X		X		X	X		X	X
Legal			X					X
Risk Management	X	X	X	X	X	X	X	X	X

DIVERSITY
Gender	Geographical Location	Age Range	Other Diversity Factors
Female: # 5 Male: # 4	Connecticut # 6	45 - 55 # 2	Representation from the State of Maine
	Florida # 2	55 - 65 # 4
	Maine # 1	65+ # 3

Unless otherwise directed, it is intended that the enclosed proxy will be voted for the election of director nominees Hunt, Reeds, Thornburg and Wallingford. If any nominee is unable or declines to serve, the persons named in the proxy may vote for some other person(s). The biographies of each of the nominees and continuing directors in the following chart contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the specific experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company in 2012.

Class I — Nominees for election at the meeting whose terms expire in 2016
(age at 2013 Annual Meeting)

Heather Hunt, age 47, has been a director since 2006. She has been Executive Director of the New England States Committee on Electricity since January 2009. From October 2003 through December 2008 she was an attorney and had a regulatory law practice in Connecticut. From 2001 to 2003, Ms. Hunt was Director of State and Local Government Affairs at United Technologies Corporation and before that she was with the Southern Connecticut Gas Company in regulatory and public policy capacities, ultimately as Vice President. Ms. Hunt served as a Commissioner of the Maine Public Utility Commission from October 1995 through May 1998 and as a Commissioner of the Connecticut Department of Public Utility Control from October 1993 through July 1995. Skills, qualifications and attributes: Utility Industry/Regulatory; Strategic Planning; Corporate Governance; Government Relations; Public Affairs & Communications; Legal; Risk Management.

Arthur C. Reeds, age 69, has been a director since 1999. He is also a Trustee of USAllianz Variable Insurance Products Trust, a mutual Fund group affiliated with Allianz Life Insurance Company of North America. He was Senior Investment Officer of the Hartford Foundation for Public Giving from September 2000 until January 2003. From August 1999 to March 2000, he served as the CEO and as a director of Conning Corporation, an investment banking firm. He was the Chief Investment Officer at Cigna Corporation for nine years prior to his retirement from Cigna in November 1997. Mr Reed's experience as a chief executive and chief investment officer provide him with valuable knowledge of capital markets, investments and executive leadership. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Financial Expertise/Literacy; Investments; Strategic Planning; Corporate Governance; Risk Management.

Eric W. Thornburg, age 53, has been a director since 2006. He was elected Chairman of the Board of Directors on May 8, 2007, and has been the President and Chief Executive Officer of the Company since 2006. Prior to joining the Company, Mr. Thornburg served as President of Missouri-American Water, a subsidiary of American Water Works Corporation, from 2000 to 2004. From July 2004 to January 2006 he also served as Central Region Vice President-External Affairs for American Water. Mr. Thornburg’s entire career has been in the water utility industry. His experience and day-to-day leadership as Chief Executive Officer at the Company provides him with an intimate knowledge of the industry, the Company and its operations. Skills, qualifications and attributes: Executive Leadership; Financial/Capital Management; Financial Expertise/Literacy; Utility Industry/Regulatory; Strategic Planning; Corporate Governance; Government Relations; Executive Compensation; Public Affairs & Communications; Risk Management.

Class III — Nominee for election at the meeting whose term expires in 2015
(age at 2013 Annual Meeting)

Judith E. Wallingford, age 56, has been a director since September 26, 2012. She currently serves as President of Connecticut Water Service Inc.'s subsidiaries, The Maine Water Company, since its acquisition in January 2012 and as President of the Biddeford and Saco Water Company since its acquisition in December 2012. Prior to the acquisition, Ms. Wallingford served as President of Aqua Maine for 19 years. Ms. Wallingford has served as a director of Northeast Bancorp since 1994 and she is a Certified Management Accountant. Ms. Wallingford, as President of Maine Water, has provided her with extensive experience in operations and regulatory environment for water utilities. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Financial Expertise/Literacy; Utility Industry/Regulatory; Strategic Planning; Corporate Governance; Government Relations; Public Affairs & Communications; Risk Management.

Class II — Directors continuing in office whose terms expire in 2014
(age at 2013 Annual Meeting)

Mary Ann Hanley, age 56, has been a director since 1999. She is Assistant to the President of St. Francis Hospital and Medical Center and Director of The Valencia Society, the endowment fund for the hospital. From January 1995 to February 1998, she was legal counsel to the Governor’s Office, State of Connecticut. She currently chairs the State's Small Business Innovation and Research Council and is Vice Chair of the Board of Oak Hill. Ms. Hanley’s experience as legal counsel and advisor to the Governor’s Office of the State of Connecticut gives her expertise on the inner workings of Connecticut’s state government. Skills, qualifications and attributes: Financial Expertise/Literacy; Strategic Planning; Corporate Governance; Government Relations; Public Affairs & Communications; Legal; Risk Management.

Mark G. Kachur, age 69, has been a director since 2002. He served as Chairman, President and Chief Executive Officers of CUNO, Inc. (filter manufacturer) from November 1999 until his retirement in February 2006. Prior to joining CUNO, Mr. Kachur was President of Biotage, Inc. from 1993 to 1994 and before that he was a group vice president with the Pall Corporation. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Financial Expertise/Literacy; Investments; Strategic Planning; Corporate Governance; Executive Compensation; Risk Management.

David A. Lentini, age 66, has been a director since 2001. In December 2012, he retired as Chairman and Chief Executive Officer of the Connecticut Bank and Trust Company where he served since 2004. Mr. Lentini now serves as Chairman of the Berkshire Bank-CBT Region advisory board. He presently serves on the board of Cooper-Atkins Corporation and is a director of St. Francis Hospital and Medical Center. He also is Chairman of the Board of Trustees for the Renbrook School and is on the executive committees of both the Connecticut Bankers and the Connecticut Community Bankers Associations. Mr. Lentini is a retired director of the Federal Reserve Bank of Boston. Mr. Lentini's experience as a banking chief executive officer provides him with valuable knowledge of capital markets and executive leadership. His many directorships over the years make him an invaluable resource and advisor on appropriate corporate governance matters. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Financial Expertise/Literacy; Investments; Strategic Planning; Corporate Governance; Government Relations; Executive Compensation; Public Affairs & Communications; Risk Management.

Class III — Directors continuing in office whose terms expire in 2015
(age at 2013 Annual Meeting)

Lisa J. Thibdaue, age 60, has been a director since 2000. She was named the Vice President, Regulatory and Government Affairs at Northeast Utilities in January 1998 and has served as Vice President, Regulatory and Governmental Affairs at Northeast Utilities from 2005 until her retirement on February 1, 2013. In August 2009 she was named Vice President, Rates and Regulatory at Northeast Utilities. She retired from Northeast Utilities as Vice President Regulatory Affairs on February 1, 2013. From 1996 to 1997, she was Executive Director, Rates and Regulatory Affairs at Consumers Energy, a natural gas and electric utility located in Michigan. She is also the Chairman of the Advisory Board of Michigan State University Institute of Public Utilities. Ms. Thibdaue’s more than 14 years’ experience in rates and regulatory matters, including direct involvement with Connecticut Office of Consumer Counsel and the Public Utilities Regulatory Authority (“PURA”), at a regulated electric utility in Connecticut provides her with extensive knowledge of the Company’s regulatory environment. Skills, qualifications and attributes: Finance/Capital Management; Financial Expertise/Literacy; Utility Industry/Regulatory; Strategic Planning; Government Relations; Public Affairs & Communications; Risk Management.

Carol P. Wallace, age 58, has been a director since 2003. She is Chairman of Cooper-Atkins Corporation, a manufacturer of temperature acquisition instruments, and has served in that capacity since 2004 in addition to serving as its President and Chief Executive Officer since 1994. She is also a director of Zygo Corporation and Sandstone Group, LLC, Milwaukee, WI, and she serves on the Board of Middlesex Hospital, Middletown, CT. Ms. Wallace’s more than 15 years’ experience as Chief Executive Officer of a manufacturing firm with global sales gives her skills in executive leadership, including financial management, business strategy, financial accounting, and customer and employee satisfaction. Skills, qualifications and attributes: Executive Leadership; Finance/Capital Management; Financial Expertise/Literacy; Strategic Planning; Corporate Governance; Executive Compensation; Risk Management.

With the exception of Mr. Lentini and Ms. Thibdaue, each director listed above has had the same employment for more than the past five years either in the position indicated or in other similar or executive capacities with the same company or a predecessor. Mr. Lentini retired from his position at Connecticut Bank and Trust Company in December 2012 and Ms. Thibdaue retired from her role at Northeast Utilities in February 2013.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (1)

CORPORATE GOVERNANCE
In 2012, the Company’s Board met eight times, including two telephonic meetings, and conducted four regular executive sessions of the independent directors without management present. In addition, the Board maintains a number of standing committees described below under the heading “Board Committees and Responsibilities.” Neither Mr. Thornburg or Ms. Wallingford serve on any of the Board's Committees. In 2012, no Director attended fewer than 90% of the Company’s Board and committee meetings of which he or she was a member. All, with the exception of one director,attended the 2012 Annual Meeting of Shareholders. Directors are expected, but not required, to attend the 2013 Annual Meeting of Shareholders.
One half-day development session was held for directors in 2012. The session was conducted outside of regular meetings and featured experts from both inside and outside the Company. Directors were not required to attend the development session and were not compensated for attending.
Board Leadership Structure
The Board leadership model consists of a combined Chairman and Chief Executive Officer role, coupled with a strong independent Lead Director. Eric W. Thornburg is the Chairman and Chief Executive Officer (“CEO”), and David A. Lentini served as Lead Director in 2012. The Board believes that the Company’s CEO is best suited to serve as Chairman because he is the director most experienced in the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading discussions on execution of the Company’s strategy.

The Lead Director has the following responsibilities:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as liaison between the Chairman and the independent directors;

•	reviewing information sent to the Board;

•	reviewing meeting agendas for the Board;

•	reviewing Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the independent directors, if appropriate;

•	if requested by major shareholders, making himself available for consultation and direct communications with such shareholders; and

•	any other matters that may arise consistent with these duties and effective corporate governance.
The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry.
The Board believes the combined role of Chairman and Chief Executive Officer, together with a strong independent Lead Director, is in the best interest of shareholders because it provides the appropriate balance between Company and industry expertise in strategy development and independent oversight of management. The Lead Director is Chair of the Compensation Committee and serves on the Corporate Governance and Corporate Finance and Investments Committees.
Board Role in Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing and monitoring management of the Company’s risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, strategic and reputational risks. The full Board or an appropriate Committee receives these reports from the appropriate executive so that it may understand and oversee the strategies to identify, manage and mitigate risks. When it is a Committee that receives the report, the Chairman of that Committee makes a report on the discussion to the full Board at its next meeting.
The Audit Committee is responsible for oversight of risks relating to the Company’s financial statements, financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, legal and regulatory risk and the Company’s compliance with its financial and ethics policies.
The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs and equity compensation plans, and performs the annual performance review of the CEO. For 2012, the Compensation Committee reviewed the Company’s compensation policies and practices and did not identify any policies or practices that are reasonably likely to have a material adverse effect on the Company (see page 36 for further information).

The Corporate Governance Committee oversees risks relating to the Company’s corporate governance processes, independence of the Board, potential conflicts of interest and compliance with state and federal laws and regulations relating to corporate governance.
The Corporate Finance and Investments Committee manages risks associated with merger and acquisition transactions and investments related to the defined benefit, welfare and Supplemental Executive Retirement plans.
The Board and its committees have direct and independent access to management. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces. The existing Board leadership structure encourages communication between the independent directors and management, including those as a result of discussions between the Lead Director and the Chairman of the Board and CEO. By fostering increased communication, we believe that the current Board leadership structure leads to the identification and implementation of effective risk management strategies.
Board Independence
The Company’s Common Stock is listed on the NASDAQ Global Select Market. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company. The Board has determined that Directors Hanley, Hunt, Kachur, Lentini, Reeds, Thibdaue, and Wallace are independent directors under NASDAQ listing rules. Mr. Thornburg and Ms. Wallingford, both employees of the Company, are not considered independent directors.
The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business. In making the determination that Ms. Hunt is independent under NASDAQ rules, the Board considered a $100.00 payment in 2011 made by the Company to a law firm at which Ms. Hunt’s husband had been an equity partner. The payment related to a 2008 acquisition transaction that occasionally required subsequent legal attention.
Board Committees and Responsibilities
The Board has established standing Audit, Compensation, Corporate Governance, and Corporate Finance and Investments Committees. All Committees have adopted written charters. Copies of these charters are available in the Corporate Governance section on the Company’s website at www.ctwater.com, or by contacting the Company at the address appearing on page 56.
2012 Board Committee Membership and Functions

Name	Audit		Compensation		Corporate Governance		Corporate Finance and Investments
Ms. Hanley	X				X	*
Ms. Hunt			X		X
Mr. Kachur			X		X		X
Mr. Lentini			X	*	X		X
Mr. Reeds	X						X	*
Ms. Thibdaue	X		X
Mr. Thornburg**
Ms. Wallace	X	*					X
Ms. Wallingford**

*	Chairman
**	Non-independent Directors do not serve on Committees of the Board
The Audit Committee
In 2012, the Audit Committee met five times, including three telephonic meetings. The Audit Committee appoints, compensates, and oversees the work of the Company's independent registered public accountants, and monitors the Company’s financial reporting process and internal control systems. The Board has determined that each member of the Audit Committee qualifies as an “independent director” for purposes of NASDAQ listing rules and SEC rules and also has determined that Carol

P. Wallace is a “financial expert” as defined under SEC regulations. The Audit Committee Charter is available in the Corporate Governance section of the Company’s website at www.ctwater.com.
The Compensation Committee
In 2012, the Compensation Committee met two times, including one telephonic meeting. The Compensation Committee determines officer compensation and the promotion and hiring of officers, reviews Company fringe benefit plans other than retirement plans, and administers the Company’s Performance Stock Programs. The Compensation Committee Charter is available in the Corporate Governance section of the Company’s website at www.ctwater.com.
The Compensation Committee has the authority to retain any legal counsel, compensation consultant or other consultant to be used to assist in the evaluation of director or executive compensation. The Compensation Committee has engaged a recognized independent compensation consultant every three years to analyze executive compensation competitiveness and provide recommendations regarding the Company’s total pay program, described within the Compensation Discussion and Analysis on page 21.

In addition, the Compensation Committee receives an annual report from the President/CEO on each individual executive’s historical compensation information, each executive’s performance review, a progress report on the executive’s results in achieving strategic objectives, and general competitive market information pertaining to salary increase budgets and executive compensation.
The Corporate Governance Committee
In 2012, the Corporate Governance Committee met two times, including one telephonic meeting. The Corporate Governance Committee sets and reviews the qualifications and independence standards of directors and nominees, makes recommendations to the Board, and reviews the overall effectiveness of the Board. The Corporate Governance Committee Charter is available in the Corporate Governance section on the Company’s website at www.ctwater.com.
The Corporate Finance and Investments Committee
In 2012, the Corporate Finance and Investments Committee met nine times, including five telephonic meetings. The Corporate Finance and Investments Committee reviews the Pension Trust Fund of The Connecticut Water Company Employee Retirement Plan, the employee Savings Plan (401(k)), the VEBA Trust Fund for retiree medical benefits, and the Supplemental Executive Retirement Program, reviews and determines actuarial policies and investment guidelines, selects the investment managers, and makes recommendations to and advises the Board on financial policy issues and the issuance of securities. The Committee also assists in the evaluation of proposed merger and acquisition transactions. The Corporate Finance and Investments Committee charter is available in the Corporate Governance section on the Company’s website at www.ctwater.com.
The Board Nomination Process
The Corporate Governance Committee annually identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources, such as water industry and state industry associations. All candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates. The Corporate Governance Committee recommends to the Board nominees that satisfy SEC and NASDAQ requirements and possess qualities previously outlined in the section titled "Director Qualifications" on page 5. The Corporate Governance Committee also considers the age and diversity of proposed nominees (broadly construed to mean a variety of opinions, perspectives, personal, and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics) in making its recommendations for nominees to the full Board. The Board and Corporate Governance Committee do not have a formal policy with respect to diversity; however, the Board and the Corporate Governance Committee believe that it is essential that diverse viewpoints are represented on the Board. In addition, the Corporate Governance Committee considers whether potential director nominees live in the Company’s service regions in sufficient numbers to satisfy the representation requirements of Connecticut General Statute 16-62a, and also evaluates other factors that it may deem are in the best interests of the Company and its shareholders. The Corporate Governance Committee may, under its charter, retain at the Company’s expense one or more search firms to identify potential board candidates. The Corporate Governance Committee does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.
The 2012 Nomination Process
The Corporate Governance Committee met on September 26, 2012 to consider the nomination of Director Wallingford and the renomination of Directors Hunt, Reeds and Thornburg, whose terms expire at the 2013 Annual Meeting of Shareholders. The Corporate Governance Committee reviewed the attendance, performance, skills and independence of these directors, but determined to withhold the Corporate Governance Committee’s recommendation of these director nominees to the Board until its January 2013 meeting, in order to allow interested shareholders to make either (i) recommendations to the Corporate Governance Committee for director nominees to be considered by the Board for inclusion on the Company’s proxy card, or (ii) formal director nominations, which, pursuant to the Company’s Bylaws procedures (described in section titled “Shareholder Recommendations”), were due by January 11, 2013. The Corporate Governance Committee did not receive any formal director nominations from shareholders prior to that deadline. After consideration of all candidates, the Corporate Governance Committee recommended to the Board, and the Board approved, that the number of Board members should be set at nine and that Ms. Hunt, Mr. Reeds and Mr. Thornburg, as Class I Directors and Ms. Wallingford as a Class III Director should be submitted to shareholders as the Company’s director nominees. The Corporate Governance Committee and the Board believe that Ms. Wallingford possesses specific attributes that qualify her to serve as a member of the Board, including her experience leading The Maine Water Company for many years, the operation and regulatory environment for water utilities in the State of Maine and her service on the board of directors of another public company.
Shareholder Recommendations
The Company’s Bylaws allow nomination of directors by any shareholder who is entitled to vote for the election of directors at either the Annual Meeting of Shareholders or a special meeting where directors are to be elected. Shareholder nominations must have been received no later than January 10, 2013, which was 120 days prior to the first anniversary date of the prior year’s Annual Meeting of Shareholders, or within 10 days of the mailing date of a Notice of Special Meeting, and must include the following:

•	name and address of person being nominated;

•	name and address of the shareholder making the nomination as they appear on the Company’s records, and the number and class of shares beneficially owned;

•
a representation that the nominating shareholder is entitled to vote at either the Annual Meeting of Shareholders or Special Meeting, and that the shareholder will attend the meeting in person or by proxy to place the nomination before shareholders;

•	a description of all understandings and agreements between the shareholder, the nominee and any other person or persons (naming such person or persons) in exchange for consideration of the nomination;

•	information regarding the nominee that would be required to be included in a proxy statement to be compliant with SEC rules; and

•	consent of the nominee that they would serve if elected.
The presiding officer at the meeting will determine if a shareholder nomination was made in accordance with the provisions of the Company’s Bylaws. If the officer determines that a nomination was not compliant with the Bylaws, he shall state so at the meeting and the nomination will be disregarded.
Mandatory Retirement
Section 1 of Article IV of the Company's Bylaws currently provides that “[n]o Director shall be eligible for re-election as a Director of the Corporation after such Director shall have attained the age of seventy (70) and no officer of the Corporation, other than a person who has served as Chief Executive Officer of the Corporation, shall be eligible for re-election as a Director of the Corporation after such person shall no longer be an officer of the Corporation or shall have attained the age of sixty-five (65).” Later in this proxy statement there is a proposal to amend the Amended and Restated Bylaws to increase the maximum retirement age from 70 to 72.

Stock Ownership

On January 24, 2013, the Board revised and enhanced its stock ownership guidelines to require higher levels of ownership from non-employee directors and expanded the scope of the guidelines to include the CEO and the Chief Financial Officer (“CFO”). The Board believes that meaningful ownership aligns the directors' and executives' interest with those of our shareholders

Stock Ownership Guidelines

Messrs. Thornburg and Benoit and our non-employee directors are expected to obtain and maintain ownership (by Company grant and through individual purchase) of the following amount of shares of Company Common Stock.

Position / Level	Requirement
Directors

Board Member	3 times Board retainer

Executive Officers

CEO	3 times base salary
CFO	2 times base salary

Shares that will count toward these guidelines include shares that the individual owns or has voting power including the power to vote, or to direct the voting; and/or, investment power including the power to dispose or to direct the disposition. Shares owned by an individual through the Company's benefit plans (e.g. 401(k), 2004 Performance Stock Plan — “PSP”) will also count toward the stock ownership requirement. In addition, unvested time‐vesting restricted stock and performance shares will count toward the stock ownership guidelines since they have voting rights and are likely to be received.
The CEO, the CFO and seven of the non-employee directors' current levels of individual stock ownership currently meet these ownership guidelines. Once a non-employee director or executive officer attains his or her ownership guideline levels, he or she will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the share ownership guidelines were met.

Stock Retention Requirements

The Company has adopted stock retention expectations for non-employee directors, the CEO and the CFO. Non-employee directors are expected to hold 75% of net of tax shares from equity grants in an amount equal to 75% of the after-tax value of such shares until the guidelines are satisfied.

The CEO and CFO are expected to:

•	elect a minimum of 50% of their short and long-term PSP awards to be paid in performance shares or restricted stock, as determined by the executive; and

•
retain 50% of the net shares (after payment of the applicable exercise price, if any, applicable fees, and applicable taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units.

The CEO and CFO are expected to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that the executive satisfies our stock ownership guidelines.
Communications with Directors
Any shareholder wishing to communicate with our Lead Director or an individual director may do so by contacting the Company’s Corporate Secretary, at the address and telephone number listed on page 56, who will forward to the director a written, e-mail, or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.
Certain Relationships and Related Person Transactions
During 2012, the Company paid $1,280,674.31 to Connecticut Light & Power (“CL&P”) for electric utility services at rates authorized by the Connecticut Public Utilities Regulatory Authority (“PURA”). Ms. Thibdaue was a vice president at Northeast Utilities Service Company, an affiliate of CL&P until her retirement from Northeast Utilities on February 1, 2013. Each year the Company engages in a competitive bid process to procure electricity in areas where that process is allowed and other cost effective service is available. The Company believes that the fees paid to CL&P are standard and are not influenced by the relationship CL&P had with our director, Ms. Thibdaue. CL&P made payments of $8,800 to the Company during 2012 for water services at rates authorized by PURA.
Practices and Policies for Review and Approval of Related Person Transactions
Our Board has adopted a process for related person transactions which is administered by our Corporate Secretary who reports to the Corporate Governance Committee and the Board if there are any potential conflicts of interest. Our Corporate Governance Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our Common Stock or (iii) any immediate family member of any person specified in (i) and (ii) above. Our Corporate Secretary is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
Under its charter, the Corporate Governance Committee is responsible for review and approval of related person transactions. In the course of its review and approval or ratification of a related person transaction, the Corporate Governance Committee will consider:

•	the Company’s relationship with the related person;

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction to the related person and to the Company, including, without limitation, the amount and type of transaction;

•	whether the transaction was in the ordinary course of our business and was proposed and considered in the ordinary course of our business; and

•
the importance of the transaction to the Company. Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Corporate Governance Committee will provide all material information concerning the transaction to the Board and appropriate Board committee.

Code of Conduct
Annually, employees are sent the Company’s Code of Conduct. Thereafter, each employee acknowledges their understanding and compliance with the code, including the establishment of a Company hotline for reporting Code of Conduct violations. To date, the Company hotline has received no reports of conduct violations. In addition to the Code of Conduct, the Board has adopted an additional Code of Conduct as a result of the Sarbanes-Oxley Act of 2002.
The Board promotes honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company; and compliance with applicable governmental laws and regulations and the Company’s own governing documents.
The public can access the Company’s Code of Conduct, updated in January of 2013, on the Company’s website (www.ctwater.com) or by contacting the Company at the address appearing on page 56.
Director Compensation
Since the Boards of Directors of each of the Company and its wholly-owned subsidiaries The Connecticut Water Company and The Maine Water Company are identical, regular meetings of each are generally held on the same day. The Board of the Company's wholly-owned subsidiary, The Biddeford and Saco Water Company, is comprised of employee directors who do not receive any director fee compensation for their service.

The following table summarizes the compensation paid by the Company to its directors during the fiscal year-ended December 31, 2012.

Directors	Fees Earned or Paid in Cash in 2012 ($)	Stock Awards $(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
M. Hanley	28,100	10,000	—	—	—	—	38,100
H. Hunt	23,500	10,000	—	—	—	—	33,500
M. G. Kachur	29,000	10,000	—	—	—	—	39,000
D. A. Lentini	41,873	10,000	—	—	—	—	51,873
A. C. Reeds	33,800	10,000	—	—	—	—	43,800
L. J. Thibdaue	27,000	10,000	—	—	—	—	37,000
E. W. Thornburg[2]	—	—	—	—	—	—	—
C. P. Wallace	29,300	10,000	—	—	—	—	39,300
D. B. Wilbur[3]	16,550	10,000	—	—	—	—	26,550
J. E. Wallingford[2]	—	—	—	—	—	—	—

(1)
All non-employee independent directors received an equity award of $10,000 in restricted Common Stock on May 10, 2012, totaling 360 unvested restricted shares per independent director. The median of the low and high price of the Company’s Common Stock was $27.755 on the day prior to the grant date. The shares awarded become unrestricted on the first anniversary of the grant date, May 10, 2013.

(2)	Mr. Thornburg and Ms. Wallingford are not compensated for their board service.

(3)	Mr. Wilbur retired from the Board on May 10, 2012.

Every three years, the Compensation Committee conducts a review of the Board’s compensation. In 2009, the Compensation Committee retained Thomas E. Shea & Associates, an independent compensation consultant, to review then current compensation arrangements for Board members and compare them to Board compensation practices of the Company’s peer water companies and certain other utility companies. The review conducted by Thomas E. Shea & Associates generally found that the Company’s total and equity based compensation for directors was below those of its principal competitors and comparable companies, and the Compensation Committee determined that an increase in compensation to Board members in 2010 was necessary and appropriate.

Pursuant to the Board's practice to have its Compensation Committee engage an independent compensation consultant to conduct a review of the Board's compensation every three years, in 2012, the Compensation Committee retained The Wilson Group to review current compensation arrangements for directors and compare them to director compensation practices of the Company's executive compensation peer groups (a list of these peers can be found on page 30). As a result of this review, The Wilson Group generally found that the Company's total cash and equity based compensation for its directors was below that of its identified peers and the Compensation Committee determined that an increase to the Company's director compensation in 2013, consistent with the recommendations of the independent compensation consultant, was necessary and appropriate.

On December 5, 2012, the Compensation Committee approved an increase in directors' compensation, which was reported to the Board on January 24, 2013, and which became effective as of January 1, 2013. The following table describes the compensation element and amount for all independent director compensation in 2012 and 2013.

	2012 Compensation	2013 Compensation
Director Annual Retainer ("DAR")	$12,000	$17,500
Lead Director Annual Retainer[1]	$15,000	$30,000
Committee Chair Retainer[2]	Audit - $4,000	Audit - $8,000
	Corporate Finance & Investments - $2,000	Corporate Finance & Investments - $8,000
	Compensation - $2,000	Compensation - $4,000
	Corporate Governance - $2,000	Corporate Governance - $4,000
Annual Equity Retainer[3]	$10,000	$17,500
Board Meeting Fees[4]	$1,000	$1,000
Committee Meeting Fees[4]	Audit - $1,200	Audit - $1,200
	Corporate Finance & Investments - $1,000	Corporate Finance & Investments - $1,200
	All other committees - $1,000	All other committees - $1,000

(1) The Lead Director is paid DAR and the Lead Director Retainer in quarterly installments.
(2) The Committee Chairs are paid the DAR and the Committee Chair Retainer for their specific post and in quarterly installments.
(3) The Annual Equity Retainer is granted in restricted shares of Common Stock that vest on the earlier of the first anniversary of the grant date or the date of the next Annual Meeting.
(4) These fees are unchanged from 2012 levels.

Under the Company’s Directors Deferred Compensation Plan, directors may elect to defer receipt of all or a specified portion of the compensation payable to them for services as directors until after retiring as directors. Any amounts so deferred are credited to accounts maintained for each participating director, and earn interest at an annual rate of 7.32% that is currently credited on a monthly basis to all deferred amounts. On January 24, 2008, the Directors Deferred Compensation Plan was amended and restated to comply with Section 409A of the Internal Revenue Code (“IRC”). As a result, any director who retires after January 1, 2008, receives a distribution of amounts deferred and accumulated interest in a lump sum within 60 days of their retirement date. One of the Company’s retired directors is currently receiving annual payments under the Plan.

Compensation Committee Interlocks and Insider Participation
None of the members of the Company’s Compensation Committee during 2012 (Directors Hunt, Kachur, Lentini, or Thibdaue) served as an officer or employee of the Company or any of its subsidiaries during the year. During 2012, no executive officer of the Company served as a director or as a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company, or who served on the Board’s Compensation Committee.
Security Ownership of Certain Beneficial Owners and Management
The following table lists, to the Company’s knowledge, the beneficial ownership of the Company’s capital stock and the nature of such ownership for each director and nominee for director, for each executive officer named in the Summary Compensation Table, for all executive officers and directors of the Company as a group, and for each person who beneficially owns in excess of five percent of the outstanding shares of any class of the Company’s voting securities. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 1, 2013, and assumes that shares which the named person has a contractual right to acquire within 60 days have been acquired and are outstanding.

Name of Beneficial Owners (* denotes non-employee Director)	Total Amount of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
David C. Benoit[1]	28,104	* *
Mary Ann Hanley*[2]	3,698	* *
Heather Hunt*[2]	2,987	* *
Kristen A. Johnson[3]	8,526	* *
Mark G. Kachur*[2]	2,545	* *
David A. Lentini*[2,4]	9,345	* *
Terrance P. O’Neill[5]	29,381	* *
Arthur C. Reeds*[2]	3,848	* *
Lisa J. Thibdaue*[2]	3,048	* *
Eric W. Thornburg[6]	114,191	* *
Carol P. Wallace*[2]	3,060	* *
Judith E. Wallingford[7]	5,828	* *
Maureen P. Westbrook[8]	26,138	* *

Total Directors, Nominees, and Named Executive Officers (13 persons) As a Group	240,699	2.20%

The above ownership individually and as a group is less than 5% of the outstanding shares of Connecticut Water
Service, Inc.
     * denotes non-employee Director
** indicates ownership of less than 1% of the class of securities

(1)	Includes 333 shares of restricted stock which fully vested on March 8, 2013, 19,742 performance share units (2,329 of these units are restricted), and and 8,029 directly-owned shares.

(2)	Includes 360 shares of restricted stock under the Company’s PSP.

(3)	Includes 7,526 performance share units (1,797 of these units are restricted) and 1,000 directly-owned shares.

(4)	Mr. Lentini’s spouse owns 1,000 shares.

(5)	Includes 19,260 performance share units (3,780 of these units are restricted), 4,593 exercisable stock options under the Company’s PSP, and 5,528 directly-owned shares.

(6)	Includes 93,510 performance share units (26,638 of these units are restricted), and 20,681 directly-owned shares.

(7)	Includes 5,628 performance share units (4,341 of these units are restricted), and 200 directly-owned shares.

(8)	Includes 16,594 performance share units (2,981 of these units are restricted), 7,905 directly-owned shares, and 1,639 shares owned in the Company’s 401(k) plan.
Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company’s equity securities are required to file beneficial ownership reports of their transactions in the Company’s equity securities with the SEC on specified due dates. In 2012, all required reports of transactions by all directors, officers and such beneficial holders were timely filed. In making this statement, the Company has relied on the written representations of its directors, officers, and ten percent shareholders and copies of the reports that they have filed with the SEC.
Other Security Holders
The following table sets forth information as of March 1, 2013, (except as otherwise indicated) as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock or Preferred A Stock of the Company.

Title and Class	Name and Address of Beneficial Holder	Shares Beneficially Owned	Percent of Class
Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	703,668[1]	6.66%
Common	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	568,249[2]	5.32%
Preferred A	Judith A. Peterson and Kenneth Peterson 928 Brintonnial Way Winston Salem, North Carolina 27104	2,025[3]	13.5%

(1)	This information is based on a Schedule 13G filed with the SEC on February 6, 2013 by BlackRock, Inc.

(2)	This information is based on a Schedule 13G filed with the SEC on February 11, 2013 by The Vanguard Group, Inc.

(3)	This information is based on the records of the Company’s transfer agent, Registrar and Transfer Company, and records of registered shareholders.

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and vesting of other awards under all of the Company’s existing equity compensation plans as of December 31, 2012. The table also includes information about the Company’s other equity compensation plans previously adopted without shareholder approval.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders[1]	7,744	$29.05	675,970
Equity compensation plans not approved by security holders[2]	—	NA	353,471
Total	7,744	$29.05	1,029,441	[3]

(1)
Includes the Company’s 1994 Performance Stock Program, as amended and restated and approved by shareholders on April 26, 2002, and the 2004 Performance Stock Program, approved by shareholders on April 23, 2004.

(2)
Includes the Dividend Reinvestment and Common Stock Purchase Plan (the “DRIP” or “Plan”), amended and restated as of August 4, 2011. Under the Plan, customers and employees of the Company and holders of Common Stock who elect to participate may automatically reinvest all or specified percentages of their dividends in additional shares of Common Stock and may also make optional cash payments of up to $1,000 per month to purchase additional shares of Common Stock. The Company may issue shares directly to the Plan’s agent in order to meet the requirements of the Plan, or may direct the agent administering the Plan on the Company’s behalf to buy the shares on the open market at its discretion. The 1,500,000 shares reserved for the Plan through Form S-3 registrations prior to 2008 expired on December 1, 2008. On December 19, 2008, a new Form S-3 Registration Statement filed with the SEC became effective that registered 346,066 shares for the Plan. In 2010, 57,748 shares were issued through the Plan. From late 1996 to January 31, 2004, the Plan’s agent purchased shares on the open market. Since February 2004, the Plan’s agent credits Plan participants with shares issued by the Company from the DRIP reserve. On October 13, 2011, a new Form S-3 Registration Statement filed with the SEC became effective that registered 425,170 shares for the Plan. The amended and restated Plan includes a provision allowing management the discretionary authority to establish, from time to time, a discount for share purchases made under the Plan; sets the annual limit for optional cash purchases through the Plan at $40,000 and raises the annual aggregate limit on the number of shares that may be purchased by means of optional cash purchases or initial cash investments to 75,000 shares.

(3)	Revised to reflect all shares previously reserved by the Company’s Board and shares resulting from the Company’s 1998 and 2001 3-for-2 stock splits.

COMPENSATION DISCUSSION AND ANALYSIS
At the Company, honesty is one of our core values. We believe in the power of this value and know the only way to build and strengthen our reputation is through trust. We hold ourselves to the highest standard of integrity and ethical behavior and strive for transparency. We welcome the opportunity to share this Compensation Discussion and Analysis (“CD&A”) with our shareholders and customers.
In this section, we provide an overview and analysis of the Company’s compensation program and policies, the material compensation decisions we have made under those programs and policies, the material factors that we considered in making those decisions and our Company’s peer ranked Total Shareholder Return performance to the NEO’s total compensation. Later in this proxy statement, under the heading “Additional Information Regarding Executive Compensation”, you will find a series of tables containing specific information about the compensation awarded to the following individuals, our Named Executive Officers (“NEOs”) in 2012, Chairman and Chief Executive Officer (“CEO”), Mr. Eric W. Thornburg; Vice President, Finance and Chief Financial Officer (“CFO”), Mr. David C. Benoit; Vice President, Service Delivery, Mr. Terrance P. O’Neill; Vice President, Customer and Regulatory Affairs, Ms. Maureen P. Westbrook; and Vice President, Human Resources and Corporate Secretary, Ms. Kristen A. Johnson.
The compensation for these individuals is listed in tables found in the CD&A and in the Executive Compensation sections of this Proxy Statement.
OUR BUSINESS IN FISCAL 2012
Following are highlights of the Company’s financial performance in 2012:

•	Net Income and Earnings per Share were $13.6 million, and $1.55 respectively compared to $11.3 million and $1.31 in 2011;

•
Total revenue, from all business segments, grew to $92.6 million from $75.6 million in 2011, an increase of $17 million, or 22%. Total revenue includes all revenues generated by the Company's three business segments: Water Activities, Services and Rentals, and Real Estate;

•
Net Income in the Water Activities segment, the Company's principal business, grew by approximately $1.2 million to $11.3 million from $10.1 million in 2011, an increase of $11.5%. The increase was driven largely by the Company's acquisition of The Maine Water Company (“MWC”) on January 1, 2012. MWC contributed $1.6 million to Net Income in 2012 excluding the parent's cost of funding the acquisition. The Company purchased all the capital stock of MWC for an aggregate cash purchase price of approximately $35.6 million, plus assumption of approximately $17.7 million of long-term debt. MWC serves approximately 16,000 customers, or 48,000 people, across the state of Maine. A second Maine acquisition, the Biddeford and Saco Water Company, occurred in December 2012 in a stock-for-stock merger valued at approximately $12 million. The transaction reflected a total enterprise value of $20.6 million, added approximately $19.4 million in net utility plant and grew our overall customer base by approximately 16,000 customers, or approximately 15 percent. The Company's two Maine based acquisitions in 2012 are responsive to the Company's articulated strategy to diversify into new states with different regulatory climates and to grow through profitable acquisitions along the East Coast;

•	The Company increased and paid a Common Stock dividend for the 43rd consecutive year;

•
In December 2012, the Company completed a successful public offering of nearly 1.7 million shares of its Common Stock at a price to the public of $29.25 per share which provided net proceeds to the Company of approximately $47.5 million.

•	The Company's long-term performance has been strong with three year average Total Shareholder Return (“TSR”) at 10.23% which stands at the 50th percentile of peers; and

•	The Company's average TSR for the five year period 2008-2012 has been exceptional and ranks 1st among peer companies at 8.73%, exceeding both the S&P 500 Utilities Index and the S&P 500 Index.

The following table displays the 2012 three year average TSR of our publicly traded Water Utility Peer Group. For a listing of companies in our utility peer group, please refer to page 30 of the CD&A.

3 Year Average Annual Return @ 12/31/12

30%
15%
0%
10.2%
11.4%
14.1%
3.3%
7.8%
8.7%
16.6%
10.0%
22.7%
CTWS
ARTNA
AWR
CWT
MSEX
SJW
WTR
YORW
AWK

Source: S&P Capital IQ

The following table graphically depicts the average five-year TSR for the publicly traded Water Utility Peer Group for the period ended December 2012:

5 Year Average Annual Return @ 12/31/12

30%
15%
0%
-15%
8.7%
7.8%
8.2%
3.2%
4.9%
-2.5%
6.8%
6.1%
CTWS
ARTNA
AWR
CWT
MSEX
SJW
WTR
YORW

Source: S&P Capital IQ

Say-on-Pay Consideration
In accordance with SEC rules, our shareholders voted on “say-on-pay” and “say-on-pay frequency” (every one year) non-binding advisory resolutions at our 2012Annual Meeting. Our shareholders showed strong support (90%) for our compensation practices during last year’s vote and Proposal 2 in this Proxy Statement is this year’s non-binding advisory resolution on executive compensation. The Compensation Committee (for purposes of this CD&A, the “Committee”) was pleased with this strong vote and takes seriously its commitment to maintain reasonable, market based and attractive executive compensation programs. To assist the Committee in its strategic compensation planning in this regard, the Compensation Committee engaged a consultant to complete a detailed executive compensation review that included an analysis of all executive compensation plans and programs to ensure alignment with emerging best practices and regulatory guidelines. The Committee discussed the recommendations of the consultant at length and implemented changes, as discussed further in this section, to address plan elements that needed adjustments in 2012.
Developments in our Executive Compensation Program for Fiscal Year 2011 and 2012

As reported in the Company's 2012 proxy statement, the Committee made the following modifications to executive compensation plans and programs for fiscal year 2012 based on the recommendations of the independent compensation consultant:

•	ratified its Utility Peer Group;

•	approved updated market based grade ranges;

•	approved incentive award opportunities for 2012 through the 2004 Performance Share Plan (the “PSP”);

•	increased the interest factor in each officer’s Executive Deferred Compensation Agreement from 3% to 4% (please see page 46 for more information); and

•
approved revised metrics and granted eligibility to participants for the Non-Officer Incentive Plan for fiscal 2012 (the "2012 NOICP"). This plan is further discussed in our Risk Assessment disclosure on page 36.

During fiscal year 2012, the Committee made the following modifications to executive compensation plans and programs for fiscal year 2013;

•	Approved a 2.1% increase to NEO salary ranges to keep the Company's salary administration programs aligned with market trends;

•
Approved additional metrics to the 2012 NOICP, an annual cash incentive award program for non-officer employees of the Company. These additional metrics were designed to mitigate certain risks that might be a factor in the plan design. This plan is further discussed on our Risk Assessment disclosure on page 36.

•
Approved the first amendment to the amended and restated employment agreement with Ms. Johnson to provide a “stay-on bonus” upon a change-in-control consistent with all other Company NEO employment agreements. This first amendment also provides for a “Best of Net” approach to certain payments that would be made upon a change-in-control such that the payments would be limited to an amount that would not trigger an excise tax or would allow the executive to choose to receive the full amount of payments due and personally pay the excise tax required on those payments. These provisions and the Committee's rational for approving them are discussed beginning on page 40.

PHILOSOPHY AND GOALS OF OUR EXECUTIVE COMPENSATION PROGRAM
The Company’s compensation philosophy is set by the Committee and affirmed by the Board. Our philosophy is described in the following table and is intended to align NEOs compensation with the Company’s annual and long-term performance. A significant portion of each NEO’s total compensation opportunity is directly related to achieving the Company’s earnings per share targets as well as to other absolute and relative performance factors measuring our progress toward the goals of our long-term strategic and business plans.
We are pleased to share with you that in 2012 the Company's five year average annual TSR is first among peers at 8.73%, exceeding both the S&P 500 Utilities Index and the S&P 500 Index. The three-year average annual TSR increased from 8.91% in 2011 to 10.23% and ranks at the 50th percentile in the peer group. During this period, the NEO compensation was at or below the median of that same peer group as measured by our 2012 executive compensation review, time adjusted.
We believe that this exceptional market performance supports the executive compensation plans and programs the Committee has approved for the NEOs. Our goal has been to design compensation plans that drive short and long-term positive results for our shareholders within the framework of our compensation philosophy as detailed further in this CD&A.
The Company wants its NEOs and employees to balance the risks and related opportunities inherent in its industry and in the performance of their duties and share the upside opportunity and the downside risks once actual performance is measured. To this point, the Board has completed a risk analysis of all of our compensation policies and programs for its employees and has determined that these policies and programs are not reasonably likely to have a material adverse effect on the Company. For further information please see the Risk Assessment on page 36.
A review of our programs will highlight two core concepts of our philosophy, pay for performance and pay at risk.

The following table highlights the primary components and rationale of our compensation philosophy and the pay elements that support the philosophy.

Philosophy Component	Rational/Commentary	Pay Element
Compensation should reinforce business objectives and values.
One of the Company’s guiding principles is to provide an enriching and rewarding workplace for our employees. Key goals are to retain, motivate and reward executives while closely aligning their interests with those of the Company, its shareholders and customers. Our compensation practices help us achieve these goals.
All elements (salary, annual and long-term equity linked incentive awards, retirement, and health and welfare benefits).
A significant amount of compensation for NEOs should be based on performance.
Risk appropriate, performance-based pay aligns the interest of management with the Company’s shareholders. Pay for an executive is highly dependent on performance success. Performance-based compensation motivates and rewards individual efforts, unit performance, and Company success. Potential earnings under performance-based plans are structured such that greater compensation can be realized in years of excellent performance. Similarly, missing goals will result in lower, or no, compensation from the performance-based plans.
Merit salary increases, annual and long-term equity linked incentive awards (restricted stock, performance shares and performance cash).
Compensation should be competitive.
The Compensation Committee has the authority to retain any legal counsel, compensation consultant or other consultant to assist in the evaluation of director or executive compensation. The Committee has engaged a recognized independent compensation consultant every three years to analyze executive compensation competitiveness and provide recommendations regarding the Company’s total pay program.
All elements.
Key talent should be retained.
In order to attract and retain the highest caliber of management, the Company seeks to provide financial security for its executives over the long term and to offer intangible non-cash benefits in addition to other compensation that is comparable with that offered by the Company’s competitors.
Equity-linked annual and long-term incentive compensation, deferred compensation arrangements, retirement benefits, employment agreements, change-in-control provisions.
Compensation should align interests of executives with shareholders and customers.	Equity ownership helps ensure that the efforts of executives are consistent with the objectives of shareholders and customers.	Equity-linked annual and long-term incentive compensation, ownership guidelines.

Elements of Total Compensation
Executive Summary
We recognize that a sound and risk appropriate executive compensation program is part of what makes a company an employer of choice. Our compensation philosophy is to provide certain pay elements that are directly linked to the Company’s performance results. By doing so, we are able to provide the following:

•	reasonable salaries that reflect each executive’s responsibility level, qualifications and contribution over time;

•	benefits that adequately meet the needs of our employees and their families at a reasonable shared cost;

•	meaningful, performance-based annual incentives; and

•	long-term equity incentives that reflect the creation of shareholder value and drive other company objectives.
Of these four pay elements, we consider the annual and long-term incentive forms of compensation to be the most important because they enable us to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing organization on a day-to-day basis and into the future.
The value of annual incentives is directly linked to specific financial goals such as earnings per share, revenue growth or expense reduction and other important targets such as customer satisfaction and employee satisfaction as defined and approved by the Committee at the beginning of each fiscal year. The long-term incentive plan helps to mitigate the potential risk that an executive might take short-term actions that are not in the long-term interest of the Company and its shareholders in order to achieve greater payouts through the annual incentive plan. The goals in the long-term incentive plan center around relative total shareholder return targets and the completion of transformational acquisitions.
Long-term incentive awards are provided to executive officers in three forms: restricted stock, performance stock and performance cash and each vest over a three-year period since 2008. This vesting period is reviewed by the Committee at the beginning of each three-year performance period and adjusted based on Company and best practice market based information.
To assist the Committee in executing its responsibilities, it engages a consultant (see information on Compensation Consultant (page 28)) every three years, or as needed, to provide the Committee comparative performance and pay data based largely upon a sample of publicly-traded utilities (page 30). The peer group pay data is derived from proxy statements and helps the Committee establish the salaries and target incentive award opportunities for the NEOs. In addition to the peer utility group compensation data, the Consultant selects an array of other regulated industry comparators as well as certain well known and respected published surveys on executive compensation and includes that data, where appropriate, to provide a well-defined review. The Committee engaged Compensation Resources, Inc. ("CRI") to complete an executive compensation benchmarking study in November 2011.

In general, it is the intent of the Committee to have individual base salaries fall within a plus or minus range of 25% from the market median data established by the independent consultant. Variations within the plus or minus 25% range can occur based on length of service, performance, job grade, etc., and are considered by the Committee annually in the merit increase award process. Annual and long-term incentives are targeted at market median for performance that meets targeted annual objectives. Performance results can be above or below the targets set and the Committee intends to have the incentive compensation award levels mirror the actual performance results up to a cap, currently 120% of target.
Discussion of Specific Elements of Compensation
Our approach to total compensation is to create a comprehensive compensation package designed to reward individual performance based on the Company’s short-term and long-term performance and how this performance links to our corporate strategy. The elements of our total compensation for executive officers, including the NEOs, are as follows:
Rewarding Short-Term Performance

•	Salary or Base Pay — This is the fixed amount of compensation for performing day-to-day responsibilities which aids in recruitment and retention and is designed to be market competitive.

•
Discretionary Bonuses — In addition to annual salaries paid to our NEOs, the Committee retains the right to award cash bonuses to the NEOs in its sole discretion and best business judgment, if the Committee determines that an NEO has made a significant contribution to the Company’s success in the past year.

•
Annual Incentive Plan — Annual incentive compensation is awarded through the 2004 Performance Share Plan (“PSP”). The form of these annual awards includes restricted stock with voluntary deferral opportunities into performance shares and/or cash units. Awards through this plan are earned for achieving the Company’s short-term financial goals and other strategic objectives measured for the current year and fully vest after the completion of each fiscal year. Annual awards are structured to provide competitively based and risk appropriate incentives to our executives to improve Company performance.

Rewarding Long-Term Performance

•
Long-Term Incentive Awards — Long-term performance-based awards (“long-term awards”) from the 2004 PSP are awarded in the same form as the annual awards (stock option grants are permissible under the 2004 PSP as approved by shareholders, however, no options have been granted since 2003). Long-term awards vest over three years as described further below. These awards are granted to aid in the retention of executives, build executive ownership, and align compensation with achievement of the Company’s long-term financial goals, creating shareholder value and achieving strategic objectives as measured over multi-year periods. During 2012, we used the following equity instruments:

LONG-TERM INSTRUMENT	OBJECTIVE
Restricted Stock Units (RSUs)	Encourage retention and provide alignment with shareholders as value received will be consistent with return to shareholders.
Performance Shares	This reward vehicle delivers relative shareholder return to the NEO over a three-year performance period.
Performance Cash	This reward vehicle delivers relative shareholder return to the NEO over a three-year performance period.

Other Elements of Total Compensation

•
Other Benefits and Perquisites — The Company provides all active full-time employees with medical, dental, short-term disability, long-term disability and life insurance coverage. We pay all premiums for long-term disability and life insurance coverage for all employees plus additional benefits if any employee suffers a covered accidental loss resulting in death, dismemberment or paralysis. The Committee granted Mr. Thornburg a supplemental long-term disability policy in 2008, that when combined with the standard long-term disability policy benefit provided to other NEOs, will provide a benefit equal to 60% of his compensation in the event that he becomes disabled. Each of our executive officers is entitled to these benefits except for the supplemental long-term disability policy, on the same basis as other employees. All active full-time employees, including our executives, receive time off with pay for vacation and sick leave in accordance with Company policy.

•
Retirement Benefits — The Company’s qualified retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Our non-qualified retirement plans are intended to provide executives with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in our qualified pension plan by providing the benefits that are limited under current IRS regulations. More information on these retirement related plans may be found on page 45. Amounts accrued for the Company’s health and welfare benefits are also consistent with those available to other Company employees.

•
Employment Agreements and Change-in-Control Severance Plans — The Company has entered into employment agreements with each of its NEOs. The change-in-control agreements entered into with executive officers are intended to minimize the distraction and uncertainty that could affect key management in the event the Company engages in a transaction that could result in a change of control. These agreements generally address: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation by the employee. Contracts also contain termination and related pay provisions in the event of a change-in-control. In all cases, for the change-in-control provisions in the employment agreements to apply, there must be both (1) a change-in-control, as well as (2) a termination of the executive’s employment by the Company without cause or a resignation by the executive for good reason. This is commonly referred to as a “double trigger” requirement. Further, the agreements stipulate that the executive may not compete with the Company for prescribed periods following termination of employment or disclose confidential information. Each of the change-in-control agreements, except those agreements with Messrs. Thornburg, Benoit, and O’Neill and Ms. Westbrook, limit the amount of the payments that may be made under the agreements to the Internal Revenue Service’s limitation on the deductibility of these payments under Section 280G of the IRC. Specifically, these agreements, including Ms. Johnson’s agreement, do not provide for a Section 280G “gross-up” in the event that payments exceed the IRS’ limitation as stated previously. The agreements with Messrs. Thornburg, Benoit, and O’Neill and Ms. Westbrook do not contain this limitation and require the Company to reimburse them for certain tax impacts of exceeding this limit. See “The Impact of Tax Considerations on Executive Compensation Decisions” on page 35. Payments under Messrs. Thornburg, Benoit, and O’Neill and Mesdames Johnson and Westbrook’s

agreements are, however, contingent on their agreement to a 24-month non-compete agreement following termination of employment. We believe that the multiples of compensation and other benefits provided under the change-in-control agreements, as described on page 40, are consistent with generally accepted practices in the market of publicly traded companies. The Company has no formal change-in-control or severance policy. However, as noted here, individual employment agreements generally have provisions related to both change-in-control and severance.

•
Other Compensation — The Company provides matching and/or non-elective contributions to the Company Savings Plans and executive deferral in recognition of service and contributions to the Company. All employees, including NEOs, may participate in the Savings Plan of The Connecticut Water Company (401(k)), as amended and restated in March 2010. Effective January 1, 2009, the Company changed its 401(k) plan to meet the requirements of a special IRS safe harbor. Under the provisions of this safe harbor plan the Company makes an automatic, non-elective contribution of 3% of compensation for all employees eligible to participate in the Company's defined benefit pension plan and an additional 1.5% non-elective contribution to eligible employees not eligible to participate in the pension plan, even if the employee does not make their own contributions. Executive officers may elect to defer compensation under a non-qualified salary deferral plan. The Company maintains a non-qualified Executive Deferred Compensation Plan and Director Deferred Compensation Plan that allow eligible members of management and the Board to defer a portion of their normal compensation. Management may defer their salary and annual cash incentives under the Executive Deferred Compensation Plan. Deferred amounts are credited interest on a semi-annual basis at an interest rate equal to Moody’s AAA Corporate Bond Yield Average Rate, plus an additional 4% as of January 2012.

•	Other Benefits — As offered to other company employees, disability, life and supplemental life insurance as well as customary vacation, leave of absence and other similar policies.
The Role of Management in Compensation Decisions
The Committee and the CEO discuss the financial metrics that closely align performance targets of the business with the strategic goals of the Company. The Committee and the CEO also discuss the individual goals and desired initiatives for each executive, to determine which goals should be used, and the extent to which performance targets for the previous year have been achieved.
The Committee reviews information provided by its independent Compensation Consultant and uses that information as a reference point for setting the different components of compensation. The CEO provides input on and makes recommendations to the Compensation Committee for executives other than himself with respect to annual salary adjustments, annual and long-term incentive opportunity levels and adjustments, and grants of equity awards under our incentive plans. The Committee approves or modifies the compensation of these executives taking into consideration the CEO’s input and recommendations.
From time to time throughout the year, the CEO or the Vice President, Human Resources and Corporate Secretary may provide to the Committee market based data from published surveys, peer companies and other sources with regard to annual salary range adjustments, merit increase budgets and other information related to best practices and emerging trends on executive compensation matters to supplement information from the consultant.
In 2012, the CEO was present at all of the Committee meetings, and attended portions of two executive sessions at the invitation of the lead director. The CEO did provide information to the Committee regarding compensation for his direct reports in executive session but did not participate in meetings or deliberations when his own compensation was discussed.
The Role of the Compensation Consultant
The Committee retains a compensation consultant every three years, or as needed, to review, gather competitive data and provide advice on executive compensation matters. The most recent executive compensation review was performed in November 2011 when the Committee engaged the services of CRI hereafter the “Consultant”. In 2011 and 2012, the Consultant provided advice and information regarding the design and implementation of the Company’s executive compensation programs, and updated the Committee about regulatory and other technical developments that may affect the Company’s executive compensation programs. In addition, the Consultant provided the Committee with competitive market information, analyses and trends on base salary, short-term incentives, long-term incentives, executive benefits and perquisites. The Committee believes that the Consultant provides candid, direct and objective advice to the Committee, to that end:

•	the Committee directly selected and engaged the Consultant;

•	the Consultant is engaged by and reports directly to the Committee and the Chairman of the Committee;

•	the Consultant meets as needed with the Committee in executive sessions that are not attended by any of the Company’s officers;

•	the Consultant has direct access to the Committee Chairman and members of the Committee during and between meetings; and

•	interactions between the Consultant and management generally are limited to internal data gathering, discussions on behalf of the Committee and information presented to the Committee for approval.

Compensation Committee's Relationship with its Independent Compensation Consultants
The Compensation Committee utilized the services of two independent compensation consultants during fiscal year 2012. The Wilson Group was used for Director Compensation matters and CRI provided executive compensation consulting. Both the Wilson Group and CRI were engaged by, and reported directly to, the Compensation Committee, which has the sole authority to hire or fire their independent compensation consultants as well as to approve fee arrangements for work performed. The Wilson Group and CRI assisted the Compensation Committee in fulfilling its responsibilities under its Charter, including advising on proposed compensation packages for top executives, compensation program design and market practices generally. The Compensation Committee has authorized the independent compensation consultants to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and the independent compensation consultants have been included in discussions with management and, when applicable, the Compensation Committee's outside legal counsel on matters being brought to the Compensation Committee for consideration.
In fiscal year 2012, The Wilson Group provided services to management in the amount of $350 and CRI performed projects for management, with the approval and oversight of the Committee in the amount of $30,000, which is less than 1% (0.03%) of the Company's 2012 revenue. The Compensation Committee has assessed the independence of The Wilson Group and CRI pursuant to SEC and NASDAQ rules and concluded that the independent consultant's work for the Compensation Committee does not raise any conflict of interest.
Competitive Positioning
In 2012 and 2013, the Committee reaffirmed the Company’s total pay compensation philosophy to target the pay of our NEOs in a range of plus or minus 25% of the market median consensus of the following sources, weighted as indicated and averaged:

Data Sources	Weighting
Utility Peer Group	2X
Other Regulated Industry Peer Group	1X
Published Surveys	1X
In 2011 for 2012 the Committee reviewed data compiled by the Consultants from proxy statements for the peer group entities which provided philosophy, program design and total direct compensation statistical data for the top five executive officers by title as well as by rank order of pay. The Consultants compared each NEO position to similar positions at other companies. Where there was no similar position, the Committee compared the Company position to a range of positions from the three resources that were the closest matches and made appropriate selections. Market Data was captured at the 25th, 50th, and 75th percentiles, consistent with the Company’s current compensation philosophy. All data was aged to a common date of December 31, 2011.
To determine the market value of each position, the Consultants calculated the Mean, Median, Trim Mean, Regression, and Market Consensus of the market data. The resulting information was then presented to the Committee in the form of a comparative analysis of actual pay to the marketplace for the components covering base pay, total cash compensation and total direct compensation. This information was the basis for how each NEO position was assigned to a salary grade.
The Committee used these salary grades to determine the preliminary salary recommendation, the preliminary target annual, and long-term equity incentive award value for each executive position. Each salary grade is expressed as a range with a minimum, midpoint, and maximum. The Committee seeks to set the midpoint for salaries, target annual and target annual long-term incentive award values for our Executive Officer positions to plus or minus 25% of the median for executives in equivalent positions in the comparator groups and other resources disclosed on page 30. The minimum level of each salary grade is set close to the bottom quartile of these groups, while the maximum level is set close to the top quartile of each group.
This framework provides a guide for the Committee’s deliberations. The actual total compensation and/or amount of each compensation element for an individual executive officer may be more or less than this median figure.
The Utility Peer Group comparators and the Other Regulated Industry Peer Group companies in this section were independently recommended by the Consultant, and finalized and approved based upon input from the Committee Chairman and the Company’s Chairman, President and CEO. The Other Regulated Industry Peer Group and the published surveys were utilized in the 2011 review because executive and officer jobs are typically viewed as part of a broader labor market.

Utility Peer Group

Company	Ticker
AMERICAN STATES WATER Co.	AWR
AMERICAN WATER WORKS Co.	AWK
AQUA AMERICA INC	WTR
ARTESIAN RESOURCES - CL A	ARTNA
CALIFORNIA WATER SERVICE GP	CWT
MIDDLESEX WATER COMPANY	MSEX
SJW CORP	SJW
UIL HOLDINGS CORP	UIL
YORK WATER COMPANY	YORW
Other Regulated Industry Peer Group

Company	Ticker
ACNB CORPORATION	ACNB
AMERIGAS PARTNERS – LP	APU
AMERISERV FINANCIAL INC	ASRV
CENTRAL VT PUBLIC SERVICE	CV
CHESAPEAKE UTILITIES CORP	CPK
CITIZENS & NORTHERN CORP	CZNC
CITIZENS FINANCIAL SVCS	CZFS.OB
CODORUS VALLEY BANCORP	CVLY
CORNING NATURAL GAS	CNIG.OB
FRANKLIN FINANCIAL SVCS	FRAF.OB
KNOLOGY INC	KNOL
MDU COMMUNICATIONS INTL	MDTV.OB
NEW JERSEY RESOURCES	NJR
OUTDOOR CHANNEL HLDS	OUTD
PIEDMONT NATURAL GAS CO	PNY
REPUBLIC FIRST BANCORP	FRBK
RGC RESOURCES INC	RGCO
ROYAL BANCSHARES	RBPAA
STAR GAS PARTNERS - LP	SGU
SUBURBAN PROPANE	SPH
UNITIL CORPORATION	UTL
WGL HOLDINGS INC	WGL

Published Surveys
The Committee reviewed the following surveys in conjunction with the November 2011 Executive Compensation Review, implemented in 2012:
1.Benchmark Database Executive Survey Report; Mercer (2011)
2.CompAnalyst; Salary.com/Kenexa (2011)
3.Executive Assessor; Economic Research Institute (ERI) (2011)
4.National Executive & Senior Management Compensation Survey; Confidential Data Source (2011)
5.Salary Budget Survey; World@Work (2011-2012)
6.Survey Report on Top Management Compensation; Towers Watson (2010-2011)

How We Make Compensation Decisions
In conjunction with the review and approval of the upcoming year’s financial and strategic plans each fall, the Committee determines the level of potential awards through the Company’s PSP for the upcoming year, and undertakes a risk analysis to identify any adverse material impacts and take steps to mitigate such impacts. The specific performance goals are established and the corresponding maximum and minimum awards are determined by the Committee taking into consideration guidance from the Consultant. At the conclusion of the PSP Plan year when performance has been measured, the Committee determines for each NEO what portion of the awards was actually earned, based upon the achievement of performance goals set in the financial and strategic business plans. The awards are then made to the participants. Long-term awards have pre-established goals that must be achieved, a vesting period that must be satisfied, and a continued employment term of three years.
In the first quarter of each year, the Committee reviews the total compensation of our leadership team, the executive officers reporting to the CEO, including salaries, target annual and long-term incentive award values, perquisites, other benefits (including retirement, health, and welfare benefits) and change-in-control arrangements. The Committee receives an annual report from the CEO in executive session on each individual executive’s historical compensation information; each executive’s performance reviews; a progress report on the executive’s results in achieving strategic objectives; and general competitive market information pertaining to salary increase budgets and executive compensation. Every three years, or as frequently as the Committee desires, a recognized independent compensation consultant is engaged to analyze executive compensation competitiveness and reasonableness of the Company’s executive officer pay levels and program. Comparisons have regularly been made to a sample of larger and smaller publicly-traded water company competitors for executive talent, including our Utility Peer Group members, as disclosed on page 30. The Consultant also provides recommendations regarding executive compensation program strategy, mix and award practices based upon competitive market trends as well as tax and financial efficiencies. Ernst & Young LLP provided an analysis and recommendation to the Committee in 2002, Pearl Meyer & Partners in 2005, TES & Associates in 2008 and CRI most recently presented to the Committee on December 19, 2011.
The Committee then sets each executive’s compensation target for the current year. Typically, this involves establishing annual merit opportunities. Merit pay adjustments become effective on a date determined by the Committee, typically in the first or second quarter of the year. The Committee’s decisions are then reported to and reviewed by the Board per the Committee Charter.
Decisions about individual compensation elements and total compensation are ultimately made by the Committee using its best business judgment, focusing primarily on the executive officer’s performance against his or her individual financial and strategic objectives, as well as the Company’s overall performance. The Committee also considers a variety of qualitative factors, including the business environment in which the financial and strategic objectives were achieved. Thus, with the exception of the performance share awards discussed later, the compensation of our executives is not entirely determined by formula.

Total Annual Cash Compensation
In the first quarter of 2012, the Committee conducted a review of the base pay amounts for each NEO and made adjustments in line with the Company’s merit increase budget, an analysis of competitive executive merit pay data provided by the Compensation Consultant, Company financial performance and the report of the CEO on the individual performance of each of the NEOs and other officers for the most recent performance period. Based on this review, the Committee approved a 2.1% increase to the grade range midpoints for each of the NEO's to maintain the competitiveness of the ranges and to recalibrate the long and short-term award opportunities for 2013 in that the awards are expressed as a percent of the executive's grade range midpoint. The following table illustrates the 2013 grade range midpoints and annual and long-term award opportunities for the NEOs.

NEO	2013 Midpoint ($)	2013 Annual Award % at Target	2013 Long-Term Award % at Target
Thornburg, Eric	418,610	45%	45%
Benoit, David	242,357	35%	35%
Johnson, Kristen	212,145	30%	30%
O’Neill, Terrance	212,145	30%	30%
Westbrook, Maureen	212,145	30%	30%
Overall, the primary reasons for individual variation of salaries from the market median include length of time in the current position and individual performance. Based on the manner in which the Company manages base salaries, it is expected that actual and market salaries will eventually converge. Since annual cash incentive targets and the annualized value of long-term incentive targets are applied to actual base salaries, total compensation levels may similarly differ from market median total compensation levels.

This policy results in a greater percentage of total compensation (excluding benefits) for the NEOs being performance based. The following table shows 2012 total performance-related percentages for the NEOs.

	Fixed	Performance-Based
NEO’s	Salary (% of Total)	PSP-Annual Incentive (% of Total)	PSP –Long- Term Incentive (%of Total)	Total Performance Related (% of Total)

Mr. Thornburg(1)	100.00%	—%	—%	—%
Mr. Benoit	67.43%	18.99%	13.59%	32.57%
Ms. Westbrook	76.51%	14.37%	9.11%	23.49%
Mr. O’Neill	77.54%	16.31%	6.15%	22.46%
Ms. Johnson	71.79%	16.37%	11.84%	28.21%

(1)
In 2012, Mr. Thornburg elected to receive 100% of his award as performance shares. Had he elected cash rather than performance shares, this table would reflect that his combined annual and long-term incentive would account for 53.57% of his compensation.

Performance Objectives and Annual Incentive Awards Though the PSP
We carefully set annual incentives through the PSP to reward our executive officers, including the NEOs, for the Company’s annual performance in achieving pre-established financial and strategic goals set at the Company level. In the fourth quarter of each year, based on the CEO’s recommendations for his direct officer reports, the Committee reviews this information to determine if any material adverse impact may arise as a result of the recommendations and then establishes the threshold, target and maximum annual incentive award opportunity for each executive salary grade, sets the performance objectives for the upcoming performance year and reviews those actions with the Board. All references to the CEO’s recommendations relate to executives other than himself. All decisions related to the CEO are made by the Committee and are reviewed with the Board in accordance with the Committee’s Charter.
Threshold, Target and Maximum Annual Incentive Award Opportunities
The Committee establishes a threshold, target, and maximum incentive award opportunity for each NEO expressed as a percentage of the salary range midpoint for the annual and long-term awards as detailed in the table below. These amounts were revised in 2011 for 2012 upon the counsel of the current Consultant, CRI to reflect the Company’s compensation philosophy and to align with the results of the executive compensation review. The PSP is used by the Committee to pay fully competitive annual cash compensation and provide competitive longer-term stock compensation awards when performance against goals matches the target level. The Committee has the authority in determining the amounts of annual and long-term awards, to modify the mathematical results (for example, a year in revenues and earnings were decreased significantly due to an event beyond management’s control, such as extremely wet conditions) when the Committee, exercising its sound business judgment, deems it prudent to do so. The Committee relied on the mathematical results when determining the performance levels achieved in the 2012 plan year.

	2012 Performance Stock Plan Annual & Long-Term Awards as Percent of Salary Grade Midpoint
NEOs	2012 Salary Grade Midpoint ($)	PSP Award at Threshold	PSP Award at Target	PSP Award at Maximum (Long-Term)	PSP Award at Maximum (Short-Term)
Mr. Thornburg	410,000	35%	45%	65%	60%
Mr. Benoit	237,732	25%	35%	50%	45%
Ms. Westbrook	207,782	20%	30%	45%	40%
Mr. O’Neill	207,782	20%	30%	45%	40%
Ms. Johnson	207,782	20%	30%	45%	40%
Annual Incentive Performance Objectives
Based on the CEO’s recommendations and an analysis of the associated potential risk points, the Committee sets the financial and strategic performance objectives for each executive officer, including the NEOs. In selecting the financial performance objectives, the Committee sought to have the executives focus on the Company’s operating financial performance, including in 2012, target earnings per share of $1.43 at a weight of 70%, customer satisfaction, employee satisfaction and customer growth targets at a combined weight of 30%.

2012 Annual Incentive Performance Process
In executive session, the Committee selected and weighted the CEO’s performance goals, taking into consideration the Company’s current financial and strategic priorities. The Committee recognizes that earnings per share should be emphasized, but also that performance against this metric may not be reflected in a single 12-month period. For 2012, 70% of the CEO’s annual incentive award opportunity was based on the Committee’s assessment of the Company’s total financial performance. Each of these goals are further defined by identifying the Threshold level of performance (80%), Target or expected performance (100%) and Maximum level of performance (120%). Mr. Thornburg’s financial performance for 2012 was measured by the following metrics:

•	Earnings per Share — $1.43
The remaining 30% of his award opportunity was based on the Committee’s assessment of the following strategic goals:

•	customer satisfaction;

•	employee satisfaction; and

•	growth in terms of increasing revenues or decreasing expense;

The Committee selected these strategic goals based on its judgment that they represent areas where the CEO should focus his energies to continue to drive the Company’s business forward. The potential risks associated with the CEO’s performance goals were reviewed by the Committee and with the Board and his progress was periodically reviewed by these same entities during the year.
For 2012, annual incentives for our other NEOs were based on performance measured against the same set of strategic Company goals assigned to the CEO.
When setting the target levels for the financial and strategic objectives relating to the annual incentive awards the Committee concluded that the relationship between the payments generated at the various levels of achievement for the NEOs other than the CEO and the degree of difficulty of attainment of the performance targets was significant and reasonable.
Performance Objectives and Long-Term Incentive Awards Though the PSP
We use long-term incentives through the PSP to reward our executive officers, including the NEOs, for the Company’s longer-term performance in achieving pre-established financial and strategic goals set at the Company level. In the last quarter of each year, based on the CEO’s recommendations for his direct officer reports, the Committee establishes the threshold, target and maximum long-term incentive award opportunities for each executive salary grade and approves the performance objectives for the upcoming performance year. All references to the CEO’s recommendations relate to executives other than himself. All decisions related to the CEO are made by the Committee and are reviewed with the Board in accordance with the Committee’s Charter.
Consistent with several previous performance metrics enhancements, for plan year 2011 and into the future, the Committee, in consultation with the then independent Consultant, TES & Associates and validated by CRI, changed the metrics of the long-term incentive plan to TSR achievements relative to peer company performance and/or the achievement of highly significant growth targets over a three-year period. Total Shareholder Return is a term describing the total of the Company’s stock appreciation and dividends over a specified period of time. The Committee determined to undertake this review and subsequent metric adjustments to better differentiate the short and long-term goals and to provide objectives that continue to strengthen alignment of the participants’ activities with the interests of shareholders.
Target Long-Term Award Opportunities
For 2012, target incentive opportunities for the NEOs ranged from 30-45% of salary grade midpoints in each of the annual and long-term incentive plans. These target levels were determined to be at market median for similar positions as recommended by CRI. Should an executive's responsibilities increase during the year and/or be promoted, the target incentive opportunity for the year may be adjusted pro rata to reflect the new salary range and target bonus opportunity.
2012 Long-Term Incentive Performance Objectives
Based on the CEO’s recommendation, the Committee approves the financial and strategic performance objectives for each executive officer, including all NEOs. In selecting the financial performance objectives, the Committee sought to have the executives focus on achieving a targeted relative three year average TSR to the established water utility peer companies and/or the achievement of highly significant growth targets.

2012 Long-Term Incentive Performance Process
The Committee selected and weighted the CEO’s goals, taking into consideration the Company’s current financial and strategic priorities and reviewing all associated elements of risk. The Committee recognizes that delivering sustained shareholder value is critical to the Company’s success and as such set the CEO’s 2012 long-term incentive award opportunity on achieving a targeted relative three year average TSR to the established water utility peer companies and/or the achievement of highly significant growth targets as detailed below at three levels of achievement:

•	Threshold — Deliver TSR added over multiple years that places the Company above the mean for publicly traded water utilities, or upon an acquisition(s) delivering at least 2,500 customers;

•	Target — Deliver TSR added over three years that places the Company in the top third of publicly traded water utilities, or upon an acquisition(s) delivering at least 3,500 customers; or

•	Maximum — Deliver TSR added over three years that places the Company in the top quartile for publicly traded water utilities, or upon an acquisition(s) delivering at least 5,000 customers.
The Committee set the target levels for the financial and strategic objectives relating to the long-term incentive awards and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the targets was significant and reasonable.
The CEO’s goals were reviewed with the Board and his progress was periodically reviewed by the Committee and the Board during the year.
Similarly, for 2012, long-term incentives for our other NEOs were based on performance measured against the same goal set for the CEO by the Committee.
PSP Long-Term Incentive Achievement Process
The Company’s 2012 Strategic Plan provided the targets for awards through the 2004 PSP that were then payable in 2013.
The Committee met in late 2011 with the intent of adjusting the components of the long-term incentive to enhance the alignment of the participant’s incentives with that of the Company’s shareholders and customers. To accomplish this, the Committee approved changes to the long-term award opportunity levels to reflect market conditions. As mentioned previously, in 2012, the long-term awards are measured by the attainment of a targeted relative multi-year average TSR to the established water utility peer companies and/or the achievement of highly significant growth targets, and vest 33.33% per year ratably over three years beginning on the first quarter following the earning of the award as long as the participant remains employed by the Company.
The Compensation Committee met on March 6, 2012, and finalized amounts payable as annual and long-term incentive awards to the NEOs. The annual results for the 2011 plan year were reported previously in the 2012 Proxy Statement but are reiterated here because the payments of such portions of the annual and long-term awards for 2011 had an impact on the NEO’s compensation in 2012.
The short-term plan included the previously detailed earnings per share target of $1.21 for 2011 providing an award equal to 120% of target for each NEO, providing 84% to the award allocation. The defined performance for customer satisfaction was achieved at 110% of target, employee satisfaction was achieved at 106.4% of target, and growth goals were exceeded at 120% of target adding 11%, 10.6% and 12%, respectively to the award allocation. Thus, each of the NEOs received 117.6% of their target award allocations for 2011.
Total awards earned through the PSP for the 2011 plan year were as follows (previously disclosed in our 2012 Proxy Statement):

	2011 Annual and Long-Term PSP Awards Earned in 2012
	Annual PSP Award ($)	Long-Term Award ($)
Mr. Thornburg	219,739	228,895
Mr. Benoit	87,712	92,311
Ms. Westbrook	58,611	61,053
Mr. O’Neill	58,611	61,053
Ms. Johnson	58,611	61,053

The Committee also met on March 12, 2013, and finalized amounts payable as annual and long-term incentive awards to the NEOs through the PSP for 2012.
The annual plan included the previously detailed earnings per share target of $1.43 for 2012. Actual EPS for 2012 was $1.55, which exceeded the maximum level of performance and equated to an award of 120% of target for each NEO, providing 84% to the award allocation calculation. The customer satisfaction metric was achieved at 107.2% of target and both employee satisfaction and growth targets again exceeded the maximum levels of performance defined by the Committee and were capped at 120% of target, adding an additional 34.7% to the award allocation calculation. Each of the NEOs received 118.7% of their target award allocations for 2012 as follows:

	David C. Benoit, Vice President & CFO 2012 Annual Plan Shared Goals
	Weighting	Achievement Level	Goal Value ($)
Financial Performance — EPS	70%	84.0%	74,772
Customer Satisfaction	10%	10.7%	9,156
Employee Satisfaction	10%	12.0%	10,682
Customer Growth	10%	12.0%	10,682
Total			105,292

	Vice Presidents 2012 Annual Plan Shared Goals
	Weighting	Achievement Level	Goal Value ($)
Financial Performance — EPS	70%	84.0%	58,179
Customer Satisfaction	10%	10.7%	6,974
Employee Satisfaction	10%	12.0%	8,311
Customer Growth	10%	12.0%	8,311
Total			81,775
The long-term plan was achieved at maximum levels of performance due to the addition of more than 31,000 customers in 2012 between the Maine Water Company and Biddeford and Saco Water Company acquisitions. This provided an award allocation of 120% of target for each NEO.
Total awards earned through the PSP for the 2012 plan year were as follows:

	2012 Annual and Long-Term PSP Awards Earned in 2012
	Annual PSP Award ($)	Long-Term Award ($)
Mr. Thornburg	242,041	266,500
Mr. Benoit	105,292	118,686
Ms. Westbrook	81,775	93,502
Mr. O’Neill	81,775	93,502
Ms. Johnson	81,775	93,502
The Impact of Tax Considerations on Executive Compensation Decisions
While the Company’s executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to achieve our objectives as described throughout this Compensation Discussion and Analysis. Section 162(m) of the IRC of 1986 generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid individually to our Chief Executive Officer and the other NEOs in any one year, subject to certain specified exceptions. As noted above, under the amended and restated employment agreement and change-in-control plan descriptions for Messrs. Thornburg, Benoit, and O’Neill and Ms. Westbrook on page 40, in the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment,” as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then an additional “gross-up” payment will be made to the named executive in the event that the benefits payable to the named executive under agreement becomes subject to the excise tax on excess parachute payments. The gross-up payment would compensate the named executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. We included these provisions in these agreements because we did not want the potential excise tax to serve as a disincentive to pursue a change-in-control transaction that might otherwise be in the best interests of our shareholders. We believe that, in light of our NEOs record of performance, this determination is appropriate. Ms. Johnson's Amended and Restated Employment Agreement and change-in-control plan does not provide for a tax gross up, instead, the Committee and Board amended Ms. Johnson's Amended and Restated Employment Agreement on January 24, 2013, to include a “Best of Net Cutback” provision. A Best of Net Cutback” provision provides that the executive may receive his or her full change-in-control related payment and be responsible for all taxes, except that the payments will be reduced to an amount such that it would not constitute an "excess parachute payment," as defined in IRC Section 280G, if it would be more favorable to the executive on an after-tax basis.
Anti-Hedging
The Company does not allow directors, officers, and specified employees to hedge the value of Company equity securities held directly or indirectly by the director or employee. Company policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities, as well as hedging or monetization transactions and purchases of Company equity securities on margin.
COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and, based on our review and discussions and such other matters deemed relevant and appropriate by the Compensation Committee, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
David A. Lentini (Chairman)
Heather Hunt
Mark G. Kachur
Lisa Thibdaue
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.
Risk Assessment
The Compensation Committee of the Board regularly reviews the compensation policies and practices for all employees, including executive officers and has determined that our compensation policies do not and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee following its review and approval of executive compensation matters reports to the full Board for their ratification. The Company believes that this is an important step to assure that the decisions made by the Compensation Committee are aligned with the strategy of the Company and transparent to all constituencies, therefore exposing any potential risks for discussion and mitigation. The Compensation Committee makes decisions regarding incentive and other forms of compensation based on analysis and discussion of the following key factors, presented by knowledgeable industry professionals that have the potential to encourage excessive risk-taking:

•	an excessive focus on equity compensation;

•	a total direct compensation mix weighted toward annual incentives;

•	uncapped payouts;

•	unreasonable or undefined incentive plan goals; and

•	incentive payout “cliffs” that may encourage short-term business decisions to achieve payout parameters.
The Compensation Committee highlights the following design features of our PSP that operate to mitigate the concern of excessive risk taking for participants:

•	all plan parameters, including design, metrics, and payout targets are reviewed by an independent compensation consultant engaged by the Compensation Committee;

•
the incentive plan design provides for a conservative mix of cash and equity, annual and long-term incentives and performance metrics including earnings per share, growth in customers, customer and employee satisfaction;

•	goals are appropriately defined to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	rolling three year, long-term performance targets discourage short-term risk taking;

•	maximum payout levels for incentives are capped;

•	all executives participate in the same incentive plan, the 2004 PSP;

•	the Company does not currently grant stock options;

•	the Compensation Committee has the power to reduce payouts at their discretion; and

•
as a public water utility, the Company’s primary subsidiary does not face the same level of risks associated with compensation for employees and executives at financial services or technology companies.

The Compensation Committee determined that, for all non-executive employees, the Company’s compensation programs are low risk. In 2011, 2012, and 2013, the Compensation Committee approved a short-term cash incentive program for non-officers called the Non-Officer Incentive Compensation Plan (“NOICP”). The Compensation Committee designed this plan to encourage a team of senior managers to accomplish goals related to key business drivers such as Earnings per Share, sustainable, cost-effective efficiencies, responsible reductions in operations and maintenance expense as well as customer and employee satisfaction. Ultimately, the NOICP will benefit shareholders and customers by appropriately reducing expenses while maintaining exceptional customer service and water quality and encouraging safety and infrastructure improvements. In the period 2010 through 2012, the NOIP resulted in $1,268,450 in sustainable, appropriate savings against the payment of $679,548 in incentives to participants. The Compensation Committee has determined that this program will not pose a material adverse effect for the Company due to the fact that:

•	goals are appropriately defined to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	maximum payout levels for incentives are capped; and

•	the Compensation Committee has the power to reduce payouts at their discretion.
The Company maintains a single discretionary annual bonus program for non-executive employees rewarding world class customer service satisfaction scores. This bonus is determined by management and, when paid, is less than a week of wages for participants.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION
2012 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Eric W. Thornburg,	2012	389,941	—	369,000	—	—	317,857	13,001	1,089,799
Chairman/President/CEO	2011	365,794	—	274,674	—	—	169,164	12,278	821,910
	2010	356,644	—	269,288	—	—	114,237	12,002	752,171
David C. Benoit,	2012	245,868	—	33,232	—	178,878	311,932	7,376	777,286
VP Finance/CFO	2011	234,297	—	20,770	—	143,092	261,345	7,029	666,533
	2010	228,702	—	20,363[2]	—	53,905	169,220	6,861	479,051
Maureen P. Westbrook	2012	214,397	—	34,284	—	126,448	228,350	6,432	609,910
VP, Regulatory & Customer Affairs	2011	207,208	—	21,979	—	83,009	205,295	6,216	523,707
	2010	202,736	—	21,548	—	20,432	126,557	6,082	377,354
Terrance P. O’Neill,	2012	206,075	—	46,751	—	107,748	254,554	6,182	621,310
VP, Service Delivery	2011	199,166	—	27,474	—	73,875	228,690	5,975	535,180
	2010	194,868	—	17,957	—	15,191	157,250	5,626	390,892
Kristen A. Johnson,	2012	203,469	—	24,934	—	139,954	83,915	6,104	458,376
VP, Human Resources & Corporate Secretary	2011	193,893	—	14,653	—	95,244	59,636	5,817	369,242
	2010	189,263	—	14,365	—	40,830	33,558	5,678	283,694

(1)
In January 2012, NEOs received either restricted stock or performance shares which is performance based and determined in accordance with the Company's actual performance in comparison to strategic goals approved by the Compensation Committee, before the year begins. The amounts in the stock awards columns reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and reported at target, the level of performance expected at grant. The amounts reported for all years have been calculated to conform to SEC regulations. If the highest level of performance criteria were achieved, the aggregate grant date fair value of the portion of PSP awards elected by Messrs. Thornburg, Benoit and O'Neill and Mesdames Westbrook and Johnson in performance shares or restricted stock would be disclosed in the following table.

Name	Year(A)	Maximum Annual Award ($)	Maximum Long-Term Award ($)
Mr. Thornburg	2012	246,000	266,500
	2011	228,901	228,895
	2010	232,936	232,936
Mr. Benoit	2012	21,363	23,737
	2011	18,468	18,462
	2010	18,794	18,794
Ms. Westbrook	2012	20,778	28,051
	2011	18,340	18,314
	2010	18,628	18,628
Mr. O’Neill	2012	20,778	46,751
	2011	15,262	30,562
	2010	15,535	31,071
Ms. Johnson	2012	16,623	18,700
	2011	12,209	12,209
	2010	12,419	12,419

(A)
The amounts reported in this table represent the equity portions of the Annual and Long-Term PSP Awards as elected by the NEOs before the start of each year for 2010, 2011, and 2012. The Long-Term Incentive Awards for 2010, 2011, and 2012 vest ratably at 33.33%, per year, over a three-year period. All vesting periods also carry a requirement that the executive remain employed by the Company to the completion of the vesting period to receive the earned award.

(2)
The 2010 Stock Awards reported for Mr. Benoit includes the value of 1,000 restricted shares granted in March 2010 that will vest ratably at 33.33% per year beginning on the first anniversary of the grant in 2011.

(3) The compensation reported in this column is in the form of cash units issued under the PSP. Both the annual award and vested and unvested portion of each year's long-term award are included in this column for each NEO. The long-term component has a continued employment vesting schedule, in addition to the attainment of specific performance measures described in the Compensation Discussion and Analysis on page 21. Mr. Thornburg has $0 reported in this column because he elected to take 100% of his award in Performance Stock.
(4) Reflects the increases from 2010 through 2012 in the actuarial present values of each NEO's accumulated benefits under the Company's pension plan and Supplemental Executive Retirement Program (“SERP”). In addition, this column reflects the above market interest earned through the Executive Non-Qualified Deferred Compensation Plan for Messrs. Thornburg and Benoit and Mesdames Westbrook and Johnson of $490, $21,763, $5,387, and $2,434, respectively. Mr. O'Neill did not participate.
(5) Amounts reflected in this column include the Company's 401(k) safe harbor, non-elective contributions for each NEO in 2012, and $1,303 for the cost of a supplemental long-term disability policy for Mr. Thornburg, that when combined with the standard long-term disability policy benefit provided to other NEOs, will provide Mr. Thornburg a benefit equal to 60% of his compensation in the event that he is disabled.

Grants of Plan-Based Awards for 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
E. W. Thornburg	1/26/2012	—	—	—	9,824	12,630	17,542	—	—	NA	525,558
D. C. Benoit	1/26/2012	94,949	132,928	180,403	813	1,138	1,544	—	—	NA	46,258
M. P. Westbrook	1/26/2012	60,257	77,918	127,786	782	1,174	1,671	—	—	NA	50,063
T. P. O’Neill	1/26/2012	51,946	90,385	109,086	1,067	1,600	2,311	—	—	NA	69,238
K. A. Johnson	1/26/2012	66,490	99,735	141,292	569	853	1,209	—	—	NA	36,222

(1)	The weighted average of the share price of Company stock was $29.96 on January 25, 2012, the day prior to the grant date.

(2)
Amounts reflect the grant date fair value of restricted stock and performance shares issued to named executives on January 26, 2012, for incentive awards, if awards were earned for maximum levels of performance. Reported amounts are determined according to Generally Accepted Accounting Principles.

As described previously in the Compensation Discussion and Analysis on page 21, the Committee allocates a threshold, target, and maximum award for each participant annually in December of the year proceeding the measurement period. Specific targets disclosed on page 33 herein, covering a range of shareholder, customer, and employee driven strategic goals are established before the year begins. At the conclusion of the fiscal year, the Compensation Committee reviews a management report, comparing the actual performance against the pre-established goals to determine the level of earned award. The award is paid in accordance with the elections made by the participant between restricted stock, performance shares, and cash units, made prior to the fiscal year being measured.

Outstanding Equity Awards at Fiscal Year-End 2012

						Stock Awards
	Option Awards					Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
E. W. Thornburg	—	—	—	NA	NA	—	—	16,492	491,132
D. C. Benoit	—	—	—	NA	NA	333	9,917	1,559	46,427
M. P. Westbrook	—	—	—	NA	NA	—	—	1,699	50,596
T. P. O’Neill	4,593			29.05	Dec. 2013	—	—	2,789	83,056
K. A. Johnson	—	—	—	NA	NA	—	—	1,133	33,741
The December 31, 2012, closing price of Connecticut Water Service, Inc. Common Stock was $29.78.

(1)	Reporting 100% of long-term incentive award shares including all unvested portions of the 2010, 2011, and 2012 awards. In 2010 through 2012, the long-term awards vest ratably over a three-year period.
Material Features of Equity-Based Awards
The Company’s 2004 PSP provides for an aggregate of up to 700,000 shares of Common Stock of the Company to be issued as awards of incentive or non-qualified stock options, shares of restricted stock or awards of performance share or performance cash units (each, an “Award”). Options must be issued at an option price no less than the fair market value of the Company’s Common Stock on the date of the grant. Under the 2004 PSP, 25% of the shares subject to option awards vest in equal annual installments, beginning on the first anniversary of the date of the grant of the award and ratably over the following three anniversaries of such date. The Company has not awarded any stock options under the PSP since December 2003.
Restricted stock awards are conditioned upon the attainment of performance goals established by the Committee for the performance period to which the award relates and the award recipient’s continued employment with the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to vote and receive dividends. Participants may elect to have these awards made in the form of performance shares.
The Committee may also grant awards of performance shares or performance cash units pursuant to the PSP. At the completion of a performance award period, the Committee will determine the award to be made to each participant by multiplying the number of performance units granted to each participant by a performance factor representing the degree of attainment of the performance goals. Performance share units will be paid in the form of Common Stock upon the participant’s retirement or termination and cash units are paid in cash. Awards through the annual plan became 100% vested after results are evaluated at the conclusion of the measurement period. For the 2008-2012 awards will vest 33.33% per year ratably over three years, as long as the participant is employed by the company.

2012 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)
E. W. Thornburg	—	—	7,840	220,652
D. C. Benoit	5,209	161,375	1,092	30,734
M. P. Westbrook	9,594	300,911	837	23,557
T. P. O’Neill	5,001	154,793	1,213	34,139
K. A. Johnson	—	—	502	14,129

(1)
Includes 33.33% of the 2009, 2010, and 2011 long-term PSP awards, and 20% of the Performance Accelerated Restricted Stock Awards (PARSA) that vested for Mr. Thornburg in 2012. Mr. Thornburg entered into a PARSA agreement in January 2006. Under the PARSA agreements, 20% of the award vests on the 2nd, 3rd, 4th, 5th, and 6th anniversaries of the grant date.

(2)	Includes 33.33% of Mr. Benoit’s 1,000 restricted shares granted in March 2010.

(3)
The value is calculated using an average of the weighted average share price at vesting for each NEO’s awards of $28.14. This includes PSP awards, Mr. Benoit's restricted shares, and Mr. Thornburg's PARSA.

CHANGE-IN-CONTROL AND TERMINATION AGREEMENTS
On November 21, 2008, the Company and The Connecticut Water Company (CWC) entered into Amended and Restated Employment Agreements with certain executives, including Messrs. Thornburg, Benoit, and O’Neill, and Mesdames Johnson and Westbrook. And more recently, the Board approved the 1st Amendment to Ms. Johnson's Amended and Restated Employment Agreement on January 24, 2013. The intent of the agreements is to ensure continuity in the management of the Company in the event of a change-in-control of the Company. The agreements do not become effective until a change-in-control occurs (the “Effective Date”). A change-in-control is deemed to occur when (i) any person, other than the Company, CWC or any employee benefit plan sponsored by the Company or CWC, becomes the beneficial owner, directly or indirectly, of 20% or more of the Common Stock of the Company or CWC; (ii) the shareholders of the Company or CWC approve (A) any consolidation or merger of the Company or CWC in which the Company or CWC is not the continuing or surviving corporation (other than a consolidation or merger of the Company or CWC in which holders of the Common Stock of the Company or CWC have the same proportionate ownership of Common Stock of the surviving corporation) or pursuant to which the Common Stock of the Company or CWC would be converted into cash, securities, or other property; or (B) any sale, lease, exchange, or other transfer of all or substantially all the assets of the Company or CWC; (iii) there is a change in the majority of the Board of the Company or CWC during a 24-month period, or (iv) the Board adopts a resolution to the effect that a change-in-control has occurred.
As of the Effective Date, CWC agrees to employ the executives for a continuously renewing three-year period commencing on the Effective Date. Compensation under the agreements for Messrs. Thornburg, Benoit, and O’Neill and Mesdames Johnson and Westbrook is paid by CWC and consists of (i) base salary, (ii) annual bonus, (iii) participation in incentive, savings and retirement plans, and welfare plans applicable to executive employees, (iv) fringe benefits, (v) an office and support staff, and (vi) if the executive is employed on the date the Board approves a consolidation, merger, transfer of assets or other transaction described in clause, (ii) of the definition of change-in-control above, and the shareholders approve such transaction, a stay-on bonus equal to the executive’s then-current base salary, plus an amount equal to the target bonus under the “Officers Incentive Program” for the year in which such date occurs, payable in a lump sum, provided the executive is employed on the fifth day following the closing of such transaction. The stay-on bonus is also payable if the executive’s employment is terminated following such approval but prior to the fifth day following the closing of such transaction by the Company for any reason other than for cause, death, or attainment of age 65, or if employment is terminated because of the executive’s disability, as defined in the agreement, or if the executive voluntarily terminates employment prior to such date for “good reason” as defined in the agreement. In the event that any payment or benefit received or to be received by Messrs. Thornburg, Benoit, and O’Neill and Ms. Westbrook under the agreement would be an “excess parachute payment,” as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then a “gross-up” payment will be made to the named executive in the event that the benefits payable to the named executive under agreement becomes subject to the excise tax on excess parachute payments. The gross-up payment would compensate the named executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment.
As noted previously, in January 2013, the Board approved the 1st Amendment to Ms. Johnson's Amended and Restated Employment Agreement providing for a “stay-on bonus” calculated in the same manner as provided in the other NEO Agreements and, a “Best of Net Cutback” provision to address the calculation of her benefits in the event of a potential termination in association with a change-in-control. The “Best of Net Cutback” instructs that the executive will receive her full change-in-control related payments and be personally responsible for all taxes, except that the payments will be reduced to an amount such that it would not constitute an "excess parachute payment," as defined in IRC Section 280G, if it would be more favorable to the executive on an after-tax basis.
If the executive’s employment is terminated for cause or by reason of the executive’s death or attainment of age 65 or voluntarily by the executive other than for good reason, the obligations of CWC under the agreements cease and the executive forfeits all rights to receive any compensation or other benefits under the agreement except compensation or benefits accrued or earned and vested by the executive as of the date of termination, including base salary through the date of termination and benefits payable under the terms of any qualified or non-qualified retirement or deferred compensation plans maintained by CWC; provided, that if the executive’s employment is terminated by reason of the executive’s death, in addition to the preceding and any other death benefits which may become payable, base salary continues to be paid at the then current rate for a period of six months to the executive’s beneficiary or estate.
If the executive’s employment is terminated for any reason other than cause, death, or attainment of age 65, or if the executive’s employment is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the obligations of CWC are, in addition to the stay-on bonus described above, payment or provision of: (i) a lump-sum payment in consideration of the executive’s covenants regarding confidential information and non-competition (the “Covenants”), in an amount determined by an independent expert to be the reasonable value of such Covenants as the termination date (the “Covenant Value”), but in no event greater than the aggregate value of the benefits provided in subparagraphs (ii) — (ix) below (the “Termination Benefits”); such Termination Benefits are to be offset by the Covenant Value, provided, however, that the executive may elect to receive any Termination Benefit that would be so offset, but in such event the Covenant Value will be reduced by the value of such Termination Benefit; (ii) an amount equal to three times the base salary of the executive plus three times the target bonus for the executive under the Officers Incentive Program for the year in which termination occurs, reduced by any amount payable under any applicable severance plan, payable over the three years following termination; (iii) the value of the aggregate amounts that would have been contributed on behalf of the executive under any qualified defined contribution retirement plan(s) then in effect, plus estimated earnings thereon had the executive continued to participate in such plan(s) for an additional three years; (iv) an amount equal to the difference between benefits which would have been payable to the executive under any deferred compensation agreement had the executive continued in the employ of CWC for an additional three years and the benefits actually payable; (v) additional retirement benefits equal to the present value of the difference between the annual pension benefits that would have been payable to the executive under CWC’s qualified defined benefit retirement plan and under any non-qualified supplemental executive retirement plan covering the executive had the executive continued to participate in such plan(s) for an additional three years and the benefits actually payable; (vi) if the executive’s employment is terminated by reason of disability, disability benefits at least equal to the most favorable of those provided by CWC or the Company; (vii) a lump sum payment equal to all life, health, disability and similar welfare benefit plans and programs of CWC for a period of three years, plus three additional years of credit for purposes of determining eligibility to participate in any such plan for retirees; (viii) three additional years of all other perquisites as the executive was receiving at the date of termination; and (ix) outplacement services for one year.
Post-Termination Payments and Benefits
The Company estimates of the payments to each of the NEOs that would be made under various triggering events described in the tables on the following pages, which were prepared as though each of our NEO’s employment was terminated on December 31, 2012, using a share price of $29.78 for our Common Stock.

2012 Change-in-Control Summary
Eric W. Thornburg

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Stay-On Bonus(1)					582,622
Cash Severance(2)					1,747,866
Retirement Benefits
Pension Plan(3)		84,677	121,209	206,519	206,519
SERP(4)			779,385		1,165,594
Deferred Compensation(5)					2,259
Defined Contribution Plan(6)					38,349
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	491,132	491,132	491,132		491,132
Other Benefits
Health & Welfare(8)					42,035
Outplacement(9)					20,000
280G Tax Gross-Up(10)(11)					—
TOTAL	491,132	575,809	1,391,726	206,519	4,296,376

David C. Benoit

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Stay-On Bonus(1)					332,753
Cash Severance(2)					998,259
Retirement Benefits
Pension Plan(3)	552,947	364,471	502,611	552,947	552,947
SERP(4)	816,874	393,074	540,288		970,672
Deferred Compensation(5)					135,069
Defined Contribution Plan(6)					24,180
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	198,004	198,004	198,004		198,004
Other Benefits
Health & Welfare(8)					42,035
Outplacement(9)					20,000
280G Tax Gross-Up(10)(11)					—
TOTAL	1,567,825	956,549	1,240,903	552,947	3,273,919

Maureen P. Westbrook

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Stay-On Bonus(1)					278,974
Cash Severance(2)					836,922
Retirement Benefits
Pension Plan(3)		387,205	791,198	642,109	642,109
SERP(4)			426,402		495,256
Deferred Compensation(5)					33,756
Defined Contribution Plan(6)					21,085
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	147,716	147,716	147,716		147,716
Other Benefits
Health & Welfare(8)					42,035
Outplacement(9)					20,000
280G Tax Gross-Up(10)(11)					—
TOTAL	147,716	534,921	1,365,316	642,109	2,517,853

Terrance P. O’Neill

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Stay-On Bonus(1)					270,566
Cash Severance(2)					811,698
Retirement Benefits
Pension Plan(3)	1,006,085	643,447	883,109	1,006,085	1,006,085
SERP(4)	183,833	89,318	121,872		322,636
Deferred Compensation(5)					—
Defined Contribution Plan(6)					20,267
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	150,158	150,158	150,158		150,158
Other Benefits
Health & Welfare(8)					42,035
Outplacement(9)					20,000
280G Tax Gross-Up(10)(11)					—
TOTAL	1,340,076	882,923	1,155,139	1,006,085	2,643,445

Kristen A. Johnson

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination for Cause ($)	Termination for Change-in-Control ($)
Stay-On Bonus(1)					—
Cash Severance(2)					806,856
Retirement Benefits
Pension Plan(3)		36,710	113,219	99,675	99,675
SERP(4)			775,388		407,609
Deferred Compensation(5)					14,361
Defined Contribution Plan(6)					20,010
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	146,351	146,351	146,351		146,351
Other Benefits
Health & Welfare(8)					15,295
Outplacement(9)					20,000
280G Tax Gross-Up(11)(12)					—
TOTAL	146,351	183,061	1,034,958		1,530,157

(1)
If the named executive is terminated after the Board approves a consolidation, merger, or transfer of assets, or if the named executive is employed on the fifth day following the closing of such transaction, the named executive will receive a stay-on bonus. This stay-on bonus is equal to the named executive’s then-current base salary, plus an amount equal to the target bonus under the short-term incentive award program. On January 24, 2013, the Board approved an amendment to Ms. Johnson's Amended and Restated Employment Agreement providing a stay-on bonus consistent with all other NEOs.

(2)
If the named executive’s employment is terminated for any reason other than cause, death, or the attainment of age 65, or if the executive is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the Company, in return for the executive’s covenants regarding confidential information and non-competition (the “Covenants”), will pay an amount equal to three times the base salary of the named executive plus three times the target bonus for the named executive under the short-term incentive award program.

(3)	The amounts reported for retirement benefits equal the present value (using an assumed discount rate of 4.6%) of the accumulated benefit at December 31, 2012, for each of the named executives.

(4)
Under a change-in-control, the NEO would receive additional retirement benefits for the three years covered under the employment agreement. The additional retirement benefits would be equal to the present value (using an assumed discount rate of 4.5%) of the difference between the annual pension benefits that would have been payable under the CWC Employees’ Retirement Plan (the “Retirement Plan”) and under the non-qualified Supplemental Executive Retirement Program had the executive continued to participate in the plans for an additional three years and the vested benefits at the time of termination.

(5)
The amounts reported are equal to the difference between the benefits which would have been payable to the named executive under any deferred compensation agreement had the named executive continued in the employ of the Company for an additional three years and the benefits actually payable.

(6)
The amounts reported are aggregate amounts that would have been contributed on behalf of the named executive under the CWC Employee Savings Plan (401(k)) for an additional three years, plus estimated earnings had the named executive continued to participate.

(7)
Named executive will become fully vested in equity compensation awards previously granted, such as stock options, restricted stock, and performance shares. Unvested shares would be forfeited under termination for cause.

(8)
Amounts reported represent a lump sum payment equal in value of the benefits provided to the NEOs under the life, health, disability, and welfare benefit programs of the Company for a period of three years, plus three years of additional credit for purposes of determining eligibility to participate in any such plan for retirees.

(9)	Represents estimate of value of outplacement services for one year.

(10)
In the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment,” as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC Section 4999, then a “gross-up” payment will be made to the named executive in the event that the benefits payable to the named executive under agreement becomes subject to the excise tax on excess parachute payments. The gross-up payment would compensate the executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. The gross-up payment would compensate the executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment. However, the value of a non-competition covenant with an executive would not be considered a part of a parachute payment. The Company hired an independent appraiser in 2013 to determine the value of the non-competition covenants that the Company has with Messrs. Thornburg, Benoit and O'Neill and Mesdames Westbrook and Johnson. Based on the Company’s most recent calculations, the Company believes that no such excise tax would have been payable on any employment termination described above in connection with, or upon, a change of control having an effective date as of December 31, 2012. For purposes of these calculations, the Company assumed that the portion of the required payments to each of Messrs. Thornburg, Benoit and O’Neill and Ms. Westbrook represents reasonable compensation for the non-competition agreements set forth in each of their agreements.

(11)
If the Company did not have non-competition agreements in place with the executives names in the above table, the estimated 280G tax gross-up payments to Messrs. Thornburg, Benoit and O'Neill and Ms. Westbrook would have been $1,285,864; $706,296; $541,786 and $557,720, respectively. In addition, the corporate deductibility for the change-in-control payments listed above for Messrs. Thornburg, Benoit and O'Neill and Mesdames Westbrook and Johnson would have been limited to $416,659; $296,070; $239,253; $261,895 and $211,981, respectively.

(12)
On January 24, 2013, the Board approved an amendment to Ms. Johnson's Amended and Restated Employment Agreement providing a "Best of Net Cutback" provision. This provision allows for the NEO to receive full change-in-control related payments and be responsible for all taxes, except that the payments will be reduced to an amount such that it would not constitute an "excess parachute payment," as defined in IRC Section 280G, if it would be more favorable to the executive on an after-tax basis.

The following Pension Benefit Table shows the present value of accumulated benefits payable to each of our NEOs under their retirement plans.

Pension Benefits Table for 2012

Name/ Credited Years of Service	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year($)
E. W. Thornburg	Connecticut Water Company Employees Retirement Plan	7.00	220,946	—
	Supplemental Executive Retirement Program	6.83	603,835	—
D. C. Benoit	Connecticut Water Company Employees Retirement Plan	17.00	595,567	—
	Supplemental Executive Retirement Program	16.67	618,934	—
M.P. Westbrook	Connecticut Water Company Employees Retirement Plan	24.50	714,883	—
	Supplemental Executive Retirement Program	24.25	327,692	—
T. P. O’Neill	Connecticut Water Company Employees Retirement Plan	33.00	1,065,122	—
	Supplemental Executive Retirement Program	32.83	283,618	—
K. A. Johnson	Connecticut Water Company Employees Retirement Plan	6.00	118,828	—
	Supplemental Executive Retirement Program	5.58	100,199	—

(1)
In determining the present value of the accumulated benefits for the CWC Employees Retirement Plan, we used a discount rate of 4.05% for December 31, 2012. For the Supplemental Executive Retirement Program, we used a discount rate of 3.9% for December 31, 2012. For the CWC Employees Retirement Plan, we have assumed the form of payment would be 75% lump sum and 25% annuity with a 4.05% lump sum discount rate. For the Supplemental Executive Retirement Plan, we have assumed the form of payment would be 100% annuity. For other assumptions used in estimating these amounts, see Note 12 “Long-Term Compensation Arrangements” in the Company’s 2012 Form 10-K.

Retirement Plans
All employees and officers of CWC hired prior to January 1, 2009, and MWC (formerly Aqua Maine, Inc., including Consumers Maine Water Company or related entities) employees and officers hired prior to April 1, 2003, are entitled to participate in the CWC Employees Retirement Plan, a noncontributory qualified defined benefit plan. Retirement benefits are based on years of credited service and average earnings, which is defined to mean the highest average annual regular basic compensation received by an individual from the Company during any 60 consecutive months. Retirement benefits under the Retirement Plan are not reduced by employees’ Social Security benefits. Contributions, which are actuarially determined, are made to the Retirement Plan by CWC and MWC for the benefit of all employees and vested retirees covered by the Retirement Plan.
The IRC of 1986, as amended, imposes limits upon the amount of compensation that may be used in calculating retirement benefits and the maximum annual benefit that can be paid to a participant from a tax-qualified benefit plan. These limits affect the benefit calculation for certain individuals and effectively reduce their benefits under the Retirement Plan. In order to supplement Retirement Plan benefits, CWC maintains a Supplemental Executive Retirement Program (“SERP”), for certain executives, including all of the executive officers listed in the Summary Compensation Table. If the executive meets the age and any applicable service requirements under such an agreement, the annual retirement benefit payable will be equal to 60% of average earnings, as defined under the CWC Employees Retirement Plan but without the IRC compensation limit, offset by his or her benefit payable under the Retirement Plan. Participants are part of CWC Employees Retirement Plan (the “Plan”), a defined benefit plan covering all CWC employees hired before January 1, 2009, and MWC employees, as defined earlier, employed prior to April 1, 2003. If the executive retires after attaining age 62, average earnings also include the value of cash units, restricted stock, and performance share units awarded under the Company’s Performance Stock Program.
In the case of each of Messrs. Thornburg, Benoit and Ms. Johnson, the annual benefit amounts are also reduced by benefits payable under the retirement plan of a prior employer. All supplemental executive retirement agreements provide an early retirement benefit if the NEOs retire from service to the Company at any age between 55 and 65.
The material assumptions used in valuing the pension liability and expense for the CWC Employees Retirement Plan and the SERP benefits can be found in footnote Note 12 “Long-Term Compensation Arrangements” in the Company’s 2012 Form 10-K.
Executive officers also participate in the amended Savings Plan (401(k)) of CWC, as amended and restated as of January 1, 2012, and other benefit plans generally available to all levels of salaried employees. Also, executive officers may elect to defer compensation under a non-qualified salary deferral plan, described below:
Non-qualified Deferred Compensation Table for 2012

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)
E. W. Thornburg	13,000	—	753	—	13,753
D. C. Benoit	20,800	—	45,023	—	629,735
M. P. Westbrook	—	—	11,252	—	156,074
T. P. O’Neill	—	—	—	—	—
K. A. Johnson	14,300	—	4,787	—	70,033

(1)
Above market interest credited for Messrs. Thornburg and Benoit and Mesdames Westbrook and Johnson of $490, $21,763, $5,387, and $2,434 are reported in the 2012 Summary Compensation Table in the “Change in Pension Values and Non-Qualified Deferred Compensation Earnings” column.

NEOs may elect to defer compensation under individual non-qualified deferred compensation agreements. Each Deferred Compensation Agreement permits the executive officer to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of their annual cash salary. Such salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of the executive officer effective January 1, 2012. Amounts deferred to the account are credited with interest on a semi-annual basis at an Interest Equivalent equal to fifty percent (50%) of the product of (i) the AAA Corporate Bond Yield Averages published by Moody’s Bond Survey for the Friday ending on or immediately preceding the applicable January 1 and July 1 plus 4 percentage points (the “Interest Factor”), multiplied by (ii) the balance of the Employee’s Deferred Compensation Account, including the amount of Interest Equivalent previously credited to such employee’s account, as of the preceding day (i.e., December 31 or June 30). Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to each executive officer (or to the executive officer’s designated beneficiary) upon termination of employment by the Company. The payment is in the form of an annual annuity if the participant terminates on or after the age of 55. The payment is a lump sum if the NEO terminates prior to age 55. If the executive officer is terminated for “cause” as defined in the Deferred Compensation Agreement, the executive officer shall be entitled only to a return of amounts deferred without payment of accrued interest.

PROPOSAL (2) – THE NON-BINDING ADVISORY RESOLUTION REGARDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we request our shareholders provide an advisory vote to approve the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. In May 2011, the Board recommended, and our shareholders voted to approve, a non-binding advisory resolution establishing that the advisory vote on compensation of our NEOs would be conducted on an annual basis in the future.
As described in detail under the heading “Compensation Discussion and Analysis,” our compensation philosophy is to provide certain pay elements that are directly linked to the Company’s performance results. By doing so, we are able to provide the following:

•	reasonable salaries that reflect each executive’s responsibility level, qualifications and contribution over time;

•	benefits that adequately meet the needs of our employees and their families at a reasonable shared cost;

•	meaningful, performance-based annual incentives; and

•	long-term equity incentives that reflect the creation of shareholder value and drive achievement of other company objectives.
We encourage long-term stock ownership by our executive officers through our 2013 Ownership and Retention Guidelines for the CEO and CFO; and all NEO's awards include graduated vesting on performance share and restricted stock through our 2004 PSP at 33.33% per year beginning on the first anniversary of the grant date.
Our annual incentive compensation plans are aligned between Company executives and other management employees of the Company eligible to participate in an incentive plan to ensure unified achievement of Company goals and objectives.
We establish total compensation packages such that, when our fundamental financial performance is at target levels, total compensation (base salary, annual short-term cash incentives, and long-term incentives) for each NEO is competitive with the 50th percentile market value total compensation for executives in comparable positions at companies in our peer comparator group.
We place a strong emphasis on variable compensation, which is designed so that the payout opportunity is directly linked to the achievement of pre-determined financial and other key performance metrics, with upside opportunity for exceeding the pre-determined goals.
Our allocation of cash to non-cash compensation is weighted toward cash-based compensation in order to (1) minimize the extent to which the interests of existing shareholders are diluted by equity used as compensation; and (2) align the majority of our variable compensation with our fundamental financial performance (on which management has a great deal of direct influence) and to the creation of TSR (on which management has relatively less direct influence) to establish balance and ownership behavior in our executives.
We believe that proper administration of our executive compensation program should result in the development of a management team that improves our fundamental financial performance and provides value to the long-term interests of the Company and its shareholders. Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” and additional information regarding “Executive Compensation” sections of this proxy statement on pages 21 to 46.
The Compensation Committee and the entire Board believes the Company’s executive compensation programs have been effective at incenting the achievement of strong financial performance and competitive relative returns to shareholders.
Following are highlights of the Company’s financial performance in 2012:

•	Net Income and Earnings per Share were $13.6 million, and $1.55 respectively compared to $11.3 million and $1.31 in 2011;

•
Total revenue, from all business segments, grew to $92.6 million from $75.6 million in 2011, an increase of $17 million, or 22%.  Total revenue includes all revenues generated by the Company's three business segments; Water Activities, Services and Rentals, and Real estate;

•
Net Income in the Water Activities segment, the Company's principal business, grew by approximately $1.2 million to $11.3 million from $10.1 million in 2011, an increase of $11.5%.  The increase was driven largely by the Company's acquisition of MWC on January 1, 2012.  MWC contributed $1.6 million to Net Income in 2012 excluding the parent's cost of funding the acquisition. The Company purchased all the capital stock of MWC for an aggregate cash purchase price of approximately $35.6 million, subject to certain closing adjustments, plus assumption of approximately $17.7 million of long-term debt.  MWC serves approximately 16,000 customers, or 48,000 people, across the state of Maine.  A second Maine acquisition, the Biddeford and Saco Water Company, occurred in December 2012 in a stock-for-stock merger valued at approximately $12 million. The transaction reflected a total enterprise value of $20.6 million, added approximately $19.4 million in net utility plant and grew our overall customer base by approximately 16,000 customers, or approximately 15 percent. The Company's two Maine based acquisitions in 2012 are responsive to the Company's articulated strategy to diversify into new states with different regulatory climates and to grow through profitable acquisitions along the East Coast;

•	The Company increased and paid a dividend for the 43rd consecutive year;

•
In December 2012, the Company completed a successful public offering of nearly 1.7 million shares of its Common Stock at a price to the public of $29.25 per share which provided net proceeds to the Company of approximately $47.5 million;

•	The Company's long-term performance has been strong with three year average TSR at 10.23% which stands at the 50th percentile of peers; and

•	The Company's average TSR for the five year period 2008-2012 has been exceptional and ranks 1st among peer companies at 8.73%, exceeding both the S&P 500 Utilities Index and the S&P 500 Index.

We are asking our shareholders to indicate their support for the reasonable and appropriate compensation arrangements with our NEOs as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution to be presented at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”
This “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
FOREGOING RESOLUTION, RELATING TO THE COMPENSATION OF OUR NEOS AS
DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE
RULES OF THE SEC — PROPOSAL (2)

PROPOSAL (3) – TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO REDUCE THE SUPERMAJORITY VOTING THRESHOLDS

Subject to shareholder approval, the Board has unanimously approved, and recommends that the shareholders approve, an amendment to: (a) Article FIFTH of the Company's Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) as set forth in the attached Appendix A; and (b) Article VIII of the Company's Amended and Restated Bylaws (the “Bylaws”) as set forth in the attached Appendix B, in each case to reduce the supermajority voting thresholds (together, the “Supermajority Voting Amendments”). The Supermajority Voting Amendments have been recommended to the Board by the Corporate Governance Committee of the Board.
Proposed Amendments
Since 1988, Sections (b) and (e) of Article FIFTH of the Company's Certificate of Incorporation and Article VIII of the Bylaws have required the affirmative vote of more than a simple majority of votes cast by shareholders (a “supermajority” voting requirement) to modify or repeal certain corporate governance rules related to our Board that are contained in the Certificate of Incorporation and the Bylaws.
In each case, the supermajority voting provisions require, in order for a proposal to be approved by our shareholders, that the proposed modification or repeal receive the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the then-outstanding shares of all classes and series of the Company's capital stock entitled to vote generally in the election of directors (“Voting Stock”). These supermajority voting rules apply to the following corporate governance matters:

•	Changing the minimum or maximum number of “directorships” that may constitute the Company's Board;

•	Amending any provision set forth in Article FIFTH of the Certificate of Incorporation. Among other things, Article FIFTH provides for:

•	The classified structure of the Board;

•	The method for filling newly-created directorships resulting from an increase in the authorized number of directors;

•	The methods by which a director may resign or be removed from office for cause;

•
The method by which the shareholders may amend certain provisions of the Bylaws that are to the same effect as, or that are referred to in, any provision of Article FIFTH of the Certificate of Incorporation;

•	The method by which shareholders may call special meetings of the shareholders; and

•	The supermajority thresholds described in this Proposal 3 that are included in the Certificate of Incorporation.

•
Amending any of the following sections of the Bylaws: Section 2, 3 or 7 of Article II, Section 1, 2 or 3 of Article IV or Article VIII. Among other things, Sections 2, 3 and 7 of Article II, Sections 1, 2 and 3 of Article IV and Article VIII of the Bylaws provide for:

•	The method by which shareholders may call special meetings of the shareholders;

•	The number of directorships that may constitute the Company's Board;

•	The methods by which a director may resign or be removed from office for cause;

•	The age at which a director, having attained such age, is not eligible for re-election to the Board; and

•	The supermajority thresholds described in this Proposal 3 that are included in the Bylaws.
Rationale of the Board
The Board is committed to implementing and maintaining effective corporate governance policies and practices that ensure that the Company is governed with high standards of ethics, integrity and accountability and in the best interest of our shareholders. The Supermajority Voting Amendments to the Certificate of Incorporation and Bylaws would reduce voting requirements for the corporate governance matters described above from eighty percent (80%) to sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the Company's Voting Stock. The Board has considered carefully the advantages and disadvantages of these “supermajority” voting provisions described in this Proposal 3.

These special voting requirements are designed to protect the Company's shareholders, including minority shareholders, by assuring that fundamental changes in how the Company is governed are not made without the approval of a substantial majority of the Company's shareholders. While the Board believes that this protection is important and is in the best interests of the Company and its shareholders, it is also committed to ensuring accountability by the Board to the Company's shareholders.
The Board believes that lowering the supermajority voting requirements for the corporate governance matters set forth above from 80% to 66 2/3%, which is more reflective of market practice, will serve to enhance the Board's accountability to shareholders while preserving the legitimate protections afforded by the supermajority provisions. The Board also believes that lowering the supermajority voting threshold to 66 2/3% would make these specific Company voting requirements consistent with the default voting requirements (also 66 2/3%) that would apply under the Connecticut Business Corporation Act if shareholders of the Company were asked to approve a merger or asset sale transaction involving the Company's sale to a third party.

Effectiveness of the Amendments; Relation to Other Proposals
If approved by shareholders, the amendment to Sections (b) and (e) of Article FIFTH of the Certificate of Incorporation set forth in Appendix A will become effective upon the Company's filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Connecticut (including, if Proposal 4 is also adopted, the amendments to the Certificate of Incorporation set forth in Appendix C), which the Company shall do promptly after the results of the shareholder vote at the Annual Meeting have been certified. Assuming shareholder approval of this Proposal 3, the amendment to Article VIII of the Bylaws will become effective concurrently with the filing of the Certificate of Amendment. If the Company's shareholders do not approve this Proposal 3, then the Supermajority Voting Amendments to the Company's Certificate of Incorporation and Bylaws will not be implemented.
Assuming shareholder approval of this Proposal 3, the Board has determined that implementation of this Proposal 3 shall not be dependent on the approval by the Company's shareholders of either of the other corporate governance amendments described herein, so that the Company will be authorized to implement individually the Supermajority Voting Amendments without regard to whether or not the shareholders also vote to approve the corporate governance amendments described below in Proposal 4 and/or Proposal 5.
Vote Required For Approval; Recommendation of the Board
Approval of this Proposal 3 requires that the Proposal receive the affirmative vote of the holders of at least 80% of the combined voting power of all of the outstanding shares of the Company's Voting Stock. Please note that an abstention on this Proposal is not an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO REDUCE THE SUPERMAJORITY VOTING THRESHOLDS CONTAINED THEREIN FROM 80% TO 66 2/3RDS% — PROPOSAL (3)

PROPOSAL (4) – TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO DECREASE THE MINIMUM NUMBER OF DIRECTORS THAT MAY COMPRISE THE BOARD OF DIRECTORS

Subject to shareholder approval, the Board has unanimously approved, and recommends that the shareholders approve, amendments to: (a) Section (a)(1) of Article FIFTH of the Certificate of Incorporation as set forth in the attached Appendix C; and (b) Section 1 of Article IV of the Bylaws as set forth in the attached Appendix D, in each case to decrease the minimum number of directors from nine (9) to seven (7) persons (together, the “Board Size Amendments”). The Board Size Amendments have been recommended to the Board by the Corporate Governance Committee of the Board.
Proposed Amendments

Since 1988, Section (a)(1) of Article FIFTH of the Company's Certificate of Incorporation and Section 1 of Article IV of the Bylaws have provided that the Board shall consist of not less than nine (9) or more than fifteen (15) persons (exclusive of any directors that may be elected by the holders of the Company's Preference Stock, par value $1), with the exact number of “directorships” within this minimum and maximum range to be determined by the Board by resolution from time to time. For the reasons set forth below, the Board believes that it would be in the best interests of the Company and its shareholders to reduce the minimum number of directors from nine (9) to seven (7) persons.

Rationale of the Board

The Board has carefully considered the existing size of the Board and the current minimum and maximum range for the Board's size and has received a recommendation of the Corporate Governance Committee approving the amendments described in this Proposal 4.

The Board believes that a smaller Board will promote more effective communications among Board members and management and improve Board decision making, both of which are important to maintaining a highly functioning board. A board of directors consisting of between seven and fifteen persons would be consistent with the way the Board has operated in the past ten years, during which period the number of directors on the Board has ranged from a minimum of eight to a maximum of twelve persons. A reduction in the minimum number of directors would also be consistent with the continuing trend toward smaller boards, with the average board size of major corporations decreasing over the past ten years.

The Company currently has nine directors serving on the Board, as set forth on pages 7 to 10 of this proxy document.
The Board also believes that by decreasing the minimum number of directors to seven the Company can avoid the potential situation of having to quickly fill any unexpected Board vacancies in order to meet the existing minimum size requirement. The Board believes it is prudent to conduct a thorough, deliberate and organized search for a replacement when vacancies occur in order to preserve the high quality of the Board and maintain its diversity of experience. Reducing the range of the minimum number of directors would provide added flexibility in determining the appropriate size of the Board from time to time.
Effectiveness of the Amendments; Relation to Other Proposals
If approved by shareholders, the amendment to Subsection (a)(1) of Article FIFTH set forth in Appendix C will become effective upon the Company's filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Connecticut (including, if Proposal 2 is also adopted, the amendments to the Certificate of Incorporation set forth in Appendix A), which the Company shall do promptly after the results of the shareholder vote at the Annual Meeting have been certified. Assuming shareholder approval of this Proposal 3, the amendment to Section 1 of Article IV of the Bylaws will become effective concurrently with the filing of the Certificate of Amendment. If shareholders do not approve this Proposal 3, then these amendments to the Company's Certificate of Incorporation and Bylaws will not be implemented.
Assuming shareholder approval of this Proposal 4, the Board has determined that implementation of this Proposal 4 shall not be dependent on the approval by the Company's shareholders of either of the other corporate governance amendments described herein, so that the Company will be authorized to implement individually the Board Size Amendment without regard to whether or not the shareholders also vote to approve the corporate governance amendments described herein in Proposal 3 and/or Proposal 5.

Vote Required For Approval; Recommendation of the Board
Approval of this Proposal 4 requires that the Proposal receive the affirmative vote of the holders of at least 80% of the combined voting power of all of the outstanding shares of the Company's Voting Stock. Please note that an abstention on this Proposal is not an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO DECREASE THE MINIMUM NUMBER OF DIRECTORS THAT MAY COMPRISE THE BOARD OF DIRECTORS — PROPOSAL (4)

PROPOSAL (5) – TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED BYLAWS TO INCREASE THE RETIREMENT AGE OF THE BOARD OF DIRECTORS

Subject to shareholder approval, the Board has unanimously approved, and recommends that the shareholders approve, an amendment to Section 1 of Article IV of the Bylaws as set forth in the attached Appendix E to increase the age at which directors may no longer stand for re-election to the Board from seventy (70) to seventy-two (72) (the “Retirement Age Amendment”). The Retirement Age Amendment has been recommended to the Board by the Corporate Governance Committee of the Board.
Proposed Amendment

Section 1 of Article IV of the Bylaws provides that no director of the Company shall be eligible for re-election as a director of the Company after such director shall have attained the age of seventy (70) and no officer of the Company, other than a person who has served as Chief Executive Officer of the Company, shall be eligible for re-election as a director after such person shall no longer be an officer of the Company or shall have attained the age of sixty-five (65). For the reasons set forth below, the Board believes that it would be in the best interests of the Company and its shareholders to increase the retirement age of directors from seventy (70) to seventy-two (72) in Section 1 of Article IV of the Bylaws.

Rationale of the Board

The Board has carefully considered the existing retirement age for directors and has received a recommendation of the Corporate Governance Committee approving the amendments described in this Proposal 5.

The Retirement Age Amendment serves to increase the pool of qualified candidates and helps to ensure the continued service of incumbent directors when it is in the best interest of the Company and its shareholders. In considering the Retirement Age Amendment, the Board considered generally positive developments in health and longevity in the U.S. since the initial adoption of the current retirement policy in the 1980s and the prospect that the current retirement age could result in the arbitrary or premature loss of active directors who have valuable knowledge and insight into the Company's history, operations and local markets and who are able to continue to make valuable contributions to the overall management, risk oversight and strategic vision of the Company. The Board also considered recent governance trends towards a median retirement age of seventy-two (72) across a variety of industries. After considering these factors, the Board concluded that a retirement age of seventy (70) was too low, and that based on the candidate pool for qualified directors, seventy-two (72) is a more appropriate retirement age.
The Retirement Age Amendment, if approved, would not affect the eligibility of any of the directors standing for election at this year's Annual Meeting.
Effectiveness of the Amendment; Relation to Other Proposals
Assuming shareholder approval of this Proposal 5, the Board has determined that implementation of this Proposal 5 shall not be dependent on the approval by the Company's shareholders of any of the amendments to the Certificate of Incorporation and Bylaws set forth in Proposal 3 and Proposal 4, so that the Company will be authorized to implement individually the Retirement Age Amendment without regard to whether or not the shareholders also vote to approve the corporate governance amendments described in Proposal 3 and/or Proposal 4.

Vote Required For Approval; Recommendation of the Board
Approval of this Proposal 5 requires that the Proposal receive the affirmative vote of the holders of at least 80% of the combined voting power of all of the outstanding shares of the Company's Voting Stock. Please note that an abstention on this Proposal is not an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED BYLAWS TO INCRESE THE RETIREMENT AGE OF THE BOARD OF DIRECTORS — PROPOSAL (5)

AUDIT COMMITTEE REPORT
In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended December 31, 2012 (the “audited financial statements”), the Audit Committee performed the following functions:

•
The Audit Committee reviewed and discussed with senior management and PricewaterhouseCoopers LLP ("PwC"), the Company’s independent registered public accountants for the fiscal year ended December 31, 2012, the audited financial statements, management’s report on the effectiveness of the Company’s internal control over financial reporting and PwC's evaluation of the Company’s internal control over financial reporting.

•
The Audit Committee also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61 (AIPCA, Professional Standards, vol. 1, AU sec. 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

•
The Audit Committee received the written disclosures and an independence letter from PwC confirming their independence with respect to the Company as required by applicable requirements of the PCAOB. The Audit Committee discussed with PwC its independence from the Company, including whether the provision of non-audit services provided by PwC to the Company is consistent with maintaining their independence.

Based upon the functions performed, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE
Carol P. Wallace (Chairman)
Mary Ann Hanley
Arthur C. Reeds
Lisa J. Thibdaue
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

PROPOSAL (6) – RATIFICATION OF THE APPOINTMENT OF BY THE AUDIT COMMITTEE OF PARENTEBEARD, LLC

The Audit Committee has appointed ParenteBeard LLC ("ParenteBeard"), to serve as the Company's independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2013. Although we are not required to seek shareholder approval of this appointment, it has been our practice for many years to do so. No determination has been made as to what action the Audit Committee and the Board would take if our shareholders fail to ratify the appointment.

Even if the appointment is ratified by shareholders, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company.

Representatives of ParenteBeard will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Change in Accountants
On March 13, 2013, the Audit Committee dismissed PwC as the Company's independent registered public accounting firm effective as of the date that PwC completed its audit of the Company's consolidated financial statements as of the year ended December 31, 2012, and the issuance of its audit report thereon, which date was March 18, 2013. The Audit Committee had previously requested that Company management identify and receive proposals from several regional independent registered public accounting firms to serve as the Company's independent registered public accountants for 2013. After completion of this management review and receipt of a recommendation from management, the Audit Committee made its determination to dismiss PwC and hire a new independent registered public accounting firm as discussed below.

The reports of PwC on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2011 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the fiscal years ended December 31, 2011 and 2012, and during the subsequent interim period through March 18, 2013, there were (i) no disagreements with PwC on any matter of the Company's accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the matter in their audit reports and (ii) no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of this disclosure prior to filing a Current Report on Form 8-K (the “Current Report”) with the SEC on March 18, 2013 concerning such disclosure. PwC furnished the Company with a letter addressed to the SEC stating that it agreed with the statements regarding PwC made by the Company in the Current Report. A copy of this letter was attached as Exhibit 16.1 to the Current Report.

On March 13, 2013, the Audit Committee approved the engagement of ParenteBeard as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2013, effective as of the date that PwC completed its audit of the Company's consolidated financial statements as of the year ended December 31, 2012, and the issuance of its audit report thereon, which date was March 18, 2013. In deciding to engage ParenteBeard the Audit Committee reviewed auditor independence and existing commercial relationships with ParenteBeard and concluded that ParenteBeard has no commercial relationship with the Company that would impair its independence.

During each of the fiscal years ended December 31, 2011 and 2012, and during the subsequent interim period through March 18, 2013, neither the Company nor anyone acting on behalf of the Company has consulted with ParenteBeard on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

During each of the fiscal years ended December 31, 2011 and 2012, and during the subsequent interim period through March 15, 2013, neither the Company nor anyone acting on behalf of the Company has consulted with ParenteBeard on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

ParenteBeard is ranked among the top 25 accounting firms in the U.S. With over 1,000 professionals, the firm is a leader in providing CPA and business advisory services to small businesses, middle market companies, nonprofits and SEC registrants. Their Utility & Energy practice partners are familiar with the complexities of water utility accounting and count some of Connecticut Water Service, Inc.'s peers as clients.
Even if the appointment is ratified by shareholders, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company.
Representatives of PwC will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.
Former Principal Public Accountant’s Fees and Services
During fiscal year 2012, the Company retained its former independent registered public accountants, PwC, to provide services in the following categories and amounts.

Audit Fees
The aggregate fees billed by PwC for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $365,000 for the fiscal year-ended December 31, 2011, and $500,000 for the fiscal year-ended December 31, 2012, of which $120,000 was attributable to Maine Water report on the stand alone subsidiary financial statements.

	2011	2012
Form S-3 Registration Statement and Bond Financing	$10,000	$10,000
Form S-4 Registration Statement and Amendments	$—	$15,000
Equity Offering	$—	$35,000
Out-of-Pocket Expenses	$10,000	$10,000
Audit Related Fees
PwC performed audit related professional services as follows:

	2011	2012
Valuation Work Performed Over Purchase Accounting	$—	$40,000
Accounting Consultation on Acquisitions	$25,000	$—
All Other Fees
In addition to the services and fees stated above, PwC billed the Company for the following:

	2011	2012
Tax Services Fee[1]	$7,500	$7,500
Review of Current State Tax Filing Methodologies	$—	$10,000
Tax Due Diligence on Acquisitions	$9,900	$—

(1)	During 2011 and 2012, the Company prepared the 2010 and 2011 tax returns, respectively, in house and PricewaterhouseCoopers LLP reviewed the returns.

In accordance with its charter, the Audit Committee pre-approved all audit and non-audit fees for 2011 and 2012 as listed above.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (6)

Other Matters
The Board knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.
Householding of Annual Meeting Materials
Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports, and related notices. This means that only one copy of our Proxy Statement and/or our 2012 Annual Report may have been sent to multiple shareholders in your household. If you would like to obtain another copy of any of these documents, please contact our Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985, ext. 3056. If you want to receive separate copies of the Proxy Statement, and/or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy of any of these documents for all shareholders in your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.
REQUIREMENTS AND DEADLINES FOR PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2014 Annual Meeting of Shareholders is January 10, 2014. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.
In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2014 must be received by the Company no later than December 2, 2013, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2014 Annual Meeting of Shareholders.
Kristen A. Johnson
Vice President, Human Resources
and Corporate Secretary
March 28, 2013
The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the SEC. Additional copies of the 2012 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, will be mailed to any shareholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 1-800-428-3985, ext. 3056, by e-mail at kjohnson@ctwater.com, or by mail to Kristen A. Johnson, Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413.

Appendix A

Proposed Amendments to Article FIFTH of Amended and Restated Certificate of Incorporation to Reduce Supermajority Voting Requirements

New or amended language is indicated by underlining

Article FIFTH.(b) of the Certificate of Incorporation to be amended as follows:

The Board of Directors and the stockholders shall have the power to take, alter, amend and repeal the Bylaws of the Company as provided in the Bylaws; provided, however, that, notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Bylaws or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least ~~80~~ sixty-six and two-thirds percent (66 2/3rds%) of the combined voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws which is to the same effect as or which is referred to in any provision of this Article Fifth.

Article FIFTH.(e) of the Certificate of Incorporation to be amended as follows:

Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least ~~80~~ sixty-six and two-thirds percent (66 2/3rds%) of the combined voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article Fifth.

Appendix B

Proposed Amendments to Amended and Restated Bylaws
to Reduce Supermajority Voting Requirements

New or amended language is indicated by underlining

Article VIII of the Bylaws to be amended as follows:

These Bylaws may be amended, added to, rescinded or repealed by the affirmative vote of Directors holding a majority of the authorized directorships or by the affirmative vote of a majority of the voting power of the shares entitled to vote thereon, provided notice of the proposed change was given in the notice of the meeting, or, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provisions of law or the Corporation's Certificate of Incorporation which might otherwise permit a less vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock (as that term is defined in Article Fourth of the Corporation's Certificate of Incorporation) required by law, the Corporation's Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least ~~eighty (80%)~~ sixty-six and two-thirds percent (66 2/3rds%) of the combined voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Section 2, 3, or 7 of Article II of these Bylaws, Section 1, 2, or 3 of Article IV of these Bylaws or this proviso in this Article VIII.

Appendix C

Proposed Amendments to Amended and Restated Certificate of Incorporation
to Increase the Minimum Number of Directors

New or amended language is indicated by underlining

Article FIFTH.(a)(i) of the Certificate of Incorporation to be amended as follows:

The Board of Directors shall consist of not less than ~~nine or~~ seven (7) nor more than fifteen (15) persons (exclusive of directors, if any, elected by the holders of one or more series of Preference Stock, which may at any time be outstanding, voting separately as a class or series pursuant to the provisions of this Amended and Restated Certificate of Incorporation applicable thereto), the exact number to be fixed from time to time within the foregoing limits exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The number of positions on the Board of Directors, as fixed in accordance with the foregoing, is referred to herein as the "number of directorships."

Appendix D

Proposed Amendments to Amended and Restated Bylaws
to Increase the Minimum Number of Directors

New or amended language is indicated by underlining

Article IV, Section 1 of the Bylaws to be amended as follows:

The Board of Directors shall consist of ~~no fewer~~ not less than ~~nine (9) nor~~ seven (7) or more than fifteen (15) persons (exclusive of Directors, if any, elected by the holders of one or more series of Preference Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Corporation's within the foregoing limits exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The number of positions of the Board of Directors, as fixed in accordance with the foregoing, is referred to herein as the "number of directorships." The Directors shall be classified (exclusively of Directors, if any, elected by the holders of one or more series of Preference Stock voting separately as a class) as provided in Article FOURTH of the Corporation's Certificate of Incorporation, and the term of office of each Director shall be as provided therein. No Director shall be eligible for re-election as a Director of the Corporation after such Director shall have attained the age of seventy (70) and no officer of the Corporation, other than a person who has served as Chief Executive Officer of the Corporation, shall be eligible for re-election as a Director of the Corporation after such person shall no longer be an officer of the Corporation or shall have attained the age of sixty-five (65).

Appendix E

Proposed Amendments to Amended and Restated Bylaws
to Increase the Director Retirement Age

New or amended language is indicated by underlining

Article IV, Section 1 of the Bylaws to be amended as follows:

The Board of Directors shall consist of ~~no fewer~~ not less than ~~nine (9) nor~~ seven (7) or more than fifteen (15) persons(exclusive of Directors, if any, elected by the holders of one or more series of Preference Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Corporation's within the foregoing limits exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The number of positions of the Board of Directors, as fixed in accordance with the foregoing, is referred to herein as the "number of directorships." The Directors shall be classified (exclusively of Directors, if any, elected by the holders of one or more series of Preference Stock voting separately as a class) as provided in Article FOURTH of the Corporation's Certificate of Incorporation, and the term of office of each Director shall be as provided therein. No Director shall be eligible for re-election as a Director of the Corporation after such Director shall have attained the age of ~~seventy (70)~~ seventy-two (72) and no officer of the Corporation, other than a person who has served as Chief Executive Officer of the Corporation, shall be eligible for re-election as a Director of the Corporation after such person shall no longer be an officer of the Corporation or shall have attained the age of sixty-five (65).

DIRECTIONS
Connecticut Water Service, Inc.
Annual Meeting of Shareholders
Held at the Madison Beach Hotel
94 W. Wharf Road, Madison, Connecticut
Meeting at 2:00 P.M. — Doors Open at 1:00 P.M.
IF YOU PLAN TO ATTEND THE MEETING, PLEASE CALL 1-800-428-3985, EXT. 3015, AND
LEAVE YOUR NAME, ADDRESS, AND TELEPHONE NUMBER. ALSO, IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING, PLEASE ALSO STATE SUCH A REQUEST WHEN YOU CALL.
The Madison Beach Hotel's website is
http://www.madisonbeachhotel.com
From New York City, New Haven and West:
Interstate 95 North to Connecticut Exit 61 (CT-79). Right turn at exit ramp onto CT-79 / Durham Road. Travel approximately .9 miles, turn right onto Boston Post Road / Route 1. Go up about half a mile, turn left onto W. Wharf Road. The Madison Beach Hotel is at the end of the road on the right. The hotel offers free valet parking of all vehicles.
From Hartford, Springfield and North:
Interstate 91 South or I-84 West to Hartford. From Hartford, take I-91 South to Route 9. Then Route 9 South to Exit 13 (CT-17S) towards New Haven. Continue straight on CT-17 for 6.8 miles. Make slight left at traffic light onto CT-79, travel for approximately 8 miles. Enter roundabout and take second exit CT-79S. Travel 6.2 miles, make a right onto Boston Post Road / Route 1. Go up about half a mile, turn left onto W. Wharf Road. The Madison Beach Hotel is at the end of the road on the right. The hotel offers free valet parking of all vehicles.
From Boston, Providence and East
Interstate 95 South to Connecticut Exit 61. Left turn at the exit ramp onto CT-79 / Durham Road. Travel approximately 1 mile, turn right onto Boston Post Road / Route 1. Go up about half a mile, turn left onto W. Wharf Road. The Madison Beach Hotel is at the end of the road on the right. The hotel offers free valet parking of all vehicles.
CLINTON, CT 06413-1600
Investor Address Line 1
In
May 10, 2012
2:00 PM EST
The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Eric W. Thornburg, David C. Benoit, and Kristen A. Johnson, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock and Preferred A Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the Water’s Edge Resort and Spa, 1525 Boston Post Road, Westbrook, Connecticut, May 10, 2012, 2:00 PM, and at any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued an

d to be signed on reverse side

0000131960_2 R1.0.0.11699

CONNECTICUT WATER SERVICE, INC.
ATTN: KRISTEN A. JOHNSON
93 WEST MAIN STREET
CLINTON, CT 06413-1600

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54114-P35757 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

CONNECTICUT WATER SERVICE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

Terms ending in 2016
01) Heather Hunt
02) Arthur C. Reeds
03) Eric W. Thornburg

Term ending in 2015
04) Judith E. Wallingford

The Board of Directors recommends you vote FOR proposals 2 through 6.

NOTE: If no choice is indicated, this proxy shall be deemed to grant authority to vote **FOR** the election of directors and to vote **FOR** Proposals 2, 3, 4, 5 and 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

M54115-P35757

CONNECTICUT WATER SERVICE, INC.
Annual Meeting of Shareholders
May 9, 2013 at 2:00 PM
This proxy is solicited by the Board of Directors

Continued and to be signed on reverse side

Dear Shareholder:

YOUR VOTE IS IMPORTANT. In this package includes your proxy and voting materials.

In appreciation for voting we'd like to offer, at no cost to you, the option of receiving an engraved keychain or making a donation to Water for People™ in your honor.

After you vote on the Internet, via phone, or through the mail simply complete this postage paid card and return your election to us. If you elect to receive the gift, you can expect to receive your gift around the end of June.

Kristen A. Johnson
Corporate Secretary

( ) Keychain

( ) Donation

Name ____________________

Address ____________________

City ____________________

State & Zip____________________

POSTAGE

Connecticut Water Service, Inc.
Attention: Laurie I. Felleman
93 West Main Street
Clinton, Ct 06413